UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Capital Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Capital Financial Holdings, Inc.

Notice of Annual Meeting

and Proxy Statement

Annual Meeting to Be Held
June 19, 2013

Capital Financial Holdings, Inc.
1 Main Street North
Minot, ND 58703
(701) 837-9600

May 21, 2013

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, commencing at 9:00 a.m. local time, on Wednesday, June 19, 2013.

The Secretary’s Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters to come before the Meeting. During the Meeting, we will also review the activities of the past year and items of general interest about the Company.

We hope that you will be able to attend the Meeting in person, and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

Sincerely,

/s/ John R. Carlson
John R. Carlson
President and Chief Executive Officer

Page
NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS	1
GENERAL INFORMATION	3
QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING	4
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	7
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
CORPORATE GOVERNANCE	11
EXECUTIVE COMPENSATION	13
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	14
FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT ACCOUNTANT	14
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS	15
EXECUTIVE OFFICERS	15
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT	16
PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	17
PROPOSAL NO. 3--APPROVAL OF A PLAN OF RECAPITALIZATION AND TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR A REVERSE STOCK SPLIT	18
FRACTIONAL SHARES	19
REASONS FOR THE REVERSE STOCK SPLIT	19
FAIRNESS TO SHAREHOLDERS	20
EXCHANGE OF SHARE CERTIFICATES	21
FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT	22
NO DISSENTER'S RIGHTS	23
AMENDMENT TO THE ARTICLES OF INCORPORATION	23
RECOMMENDATION OF THE BOARD OF DIRECTORS	23
PROPOSAL NO. 4--CONVERT THE COMPANY FROM A CORPORATION TO A LIMITED LIABILITY COMPANY	24
REASONS FOR CONVERTING TO A LIMITED LIABILITY COMPANY	24
RIGHTS AND OBLIGATIONS OF A STOCKHOLDER COMPARED TO A MEMBER OF THE LIMITED LIABILITY COMPANY	25
FORM OF INTEREST	25
VOTING	25
PREEMPTIVE RIGHTS	25
CERTAIN CORPORATE GOVERNANCE MATTERS	25
DIVIDENDS AND DISTRIBUTION	26
LIQUIDATION, DISSOLUTION OR WINDING UP	26
STATUS OF SHARES	26
TAX CONSEQUENCES OF CONVERSTION TO A LIMITED LIABILITY COMPANY	26
DISSENTER'S RIGHTS	27
PROPOSAL NO. 5--APPROVAL OF COMPANY'S VOLUNTARY WITHDRAWAL FROM ITS OBLIGATIONS TO FILE REPORTS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION	29
OTHER MATTERS	33
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	33
VOTING TRUSTEES AND THEIR NOMINEES	34

-i-

Capital Financial Holdings, Inc.

Notice of 2013 Annual Meeting of Shareholders
To be held June 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held June 19, 2013

The Notice of 2013 Annual Meeting, Proxy Statement and 2012 Annual Report
to Shareholders are available at www.capitalfinancialholdings.com/proxy.

Notice is Hereby Given that the Annual Meeting of Shareholders (the “Meeting”) of Capital Financial Holdings, Inc., (the “Company”), a North Dakota corporation, will be held on June 19, 2013, at 9:00 a.m., local time, at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, for the following purposes:

1.	To elect the Board of Directors of the Company.

2.	To ratify the selection of Hein & Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013

3.	To approve a plan of recapitalization and to amend the articles of incorporation to provide for a 10,000 to one (1) reverse stock split.

4.	To approve the conversion of the Company from a corporation to a limited liability company in accordance with North Dakota Law.

5.	To approve the Company’s voluntary withdrawal from its obligation to file reports with the United States Securities and Exchange Commission. (Advisory)

6.	To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 22, 2013, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose. Shareholders who attend the Meeting may revoke a prior Proxy and vote in person as set forth in the Proxy Statement.

The Board of Directors of the Company is soliciting the enclosed Proxy. The Board of Directors recommends that you vote in favor of the proposed items. Your vote is important.

By Order of the Board of Directors

Minot, North Dakota	/s/ Elizabeth Redding
Dated: May 21, 2013	Elizabeth Redding, Secretary

Your Proxy and return envelope are enclosed with this notice. In order to assure a quorum for the Transaction of Business at the Meeting, each Shareholder is asked to sign and return his or her Proxy in the enclosed envelope.  Every Proxy is important, whether you own a few or many shares. Please do it today.

Capital Financial Holdings, Inc.
1 Main Street North
Minot, ND 58703
(701) 837-9600

Proxy Statement
Annual Meeting of Shareholders
To be held June 19, 2013

GENERAL INFORMATION

The enclosed Proxy is being solicited by the Board of Directors (“Board”) of Capital Financial Holdings, Inc. (the “Company”), a North Dakota corporation, for use in connection with the Annual Meeting of Shareholders on June 19, 2013, at 9:00 a.m. local time (the “Meeting”) at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, and at any postponement or adjournment thereof. Only shareholders of record as of the close of business on April 22, 2013 (the “Record Date”) will be entitled to vote at the Meeting or any postponement or adjournment thereof. When the accompanying Proxy (each, a “Proxy”) is properly executed and returned, the shares it represents will be voted at the Meeting in the manner specified.

Any Proxy may be revoked at any time before it is voted by written notice mailed or delivered to the secretary, by a receipt of a Proxy properly signed and dated subsequent to an earlier Proxy and by revocation of a written Proxy by request in person at the annual meeting of shareholders. If not so revoked, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy form.

The address of the principal executive office of the Company is 1 Main Street North, Minot, North Dakota 58703. This Proxy Statement and the Board’s form of Proxy are being mailed to shareholders on or about May 21, 2013. Concurrent with the mailing of this Statement, the Company is furnishing to shareholders its Annual Report for its fiscal year ended December 31, 2012.

The Company is bearing all costs of soliciting Proxies and expressly reserves the right to solicit Proxies otherwise than by mail. Telephone, telegraph, facsimile, email or other personal solicitations of certain shareholders and brokers may follow the solicitation of Proxies by mail by one or more of the Directors, by officers or by employees of the Company. The Company may make requests to trusts, banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations; hence, it cannot identify any parties or estimate the cost of such solicitation.

As of April 22, 2013 the Company had outstanding 14,455,943 common shares, $0.0001 par value, with each share being entitled to one vote, except for the election of Directors, when shareholders are entitled to cumulate their votes. Representation of a majority of the Company’s shares outstanding on such date, either in person or by Proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares present and entitled to vote at the Meeting shall decide the proposals to be voted upon at the Meeting, A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the Meeting and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote or withholds authority to vote on a certain proposal shall not be considered present and entitled to vote on such proposal.

Because many of the Company’s shareholders may be unable to attend the Meeting in person, our Board solicits Proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to:

(1)	read this Proxy Statement carefully;

(2)	specify their choice in each matter by marking the appropriate box on the enclosed Proxy; and

(3)	sign, date and return the Proxy by mail in the postage-paid, return-addressed envelope provided for that purpose.

QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING

What is being voted on at the Meeting?

The Company’s Board is asking shareholders to consider five (5) items at this Meeting:

●	To elect five (5) Directors to the Company’s Board of Directors;

●	To ratify the selection of Hein & Associates, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013.

●	To approve a plan of recapitalization and to amend the articles of incorporation to provide for a 10,000 to one (1) reverse stock split.

●	To approve the conversion of the Company from a corporation to a limited liability company in accordance with North Dakota Law.

●	To approve the Company’s voluntary withdrawal from its obligation to file reports with the United States Securities and Exchange Commission. (Advisory)

Who can vote at the Meeting?

Our Board has set April 22, 2013, as the Record Date for the Meeting. Only persons holding shares of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each share will be entitled to one vote on each matter properly submitted for vote to our shareholders at the Meeting. On the Record Date, there were approximately 14,455,943 common shares outstanding held by a total of approximately 280 shareholders of record. Therefore, there are a total of approximately 14,455,943 votes that will be entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

A quorum for the Meeting is based on the number of votes that can be cast rather than the number of actual shares that are represented, because each share has one vote per share. To have a quorum, we need more than 50% of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a Proxy but does not have authority to vote a customer’s shares on one or more matters) on any proposal, all of which will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting. Each vote will be tabulated separately.

How do I vote?

If you complete and properly sign the accompanying Proxy form and return it to us, it will be voted as you direct, unless you later revoke the Proxy. Unless instructions to the contrary are marked or if no instructions are specified, shares represented by a Proxy will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares in certificate form, and you attend the Meeting, you may deliver your completed Proxy form in person. If you hold your shares in “street name,” that is, if you hold your shares through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a Proxy form from the institution that holds your shares.

Can I change my vote after I return my Proxy form?

Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by filing with our Secretary, at the address at the top of page 1, either a written notice of revocation or a duly executed Proxy bearing a later date or you may vote in person at the Meeting. The powers of the Proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted Proxy.

Any written notice of revocation sent to us must include the shareholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

Proposal No. l. Election of Directors. The election of each director nominee requires the affirmative vote of a plurality of the votes cast, if a quorum is present, in the election of Directors. Shareholders are entitled to cumulate votes with respect to the election of Directors only in accordance with the procedure described under Proposal No. l herein.

Proposal No. 2. Ratification of Auditors. An affirmative vote of a majority of the votes cast at the Meeting, if a quorum is present, is required for ratification of the selection of Hein & Associates LLP, as independent auditors for the fiscal year ending December 31, 2012.

Proposal No. 3. Amendment of the Articles to Effect a 10,000 to 1 Reverse Split. An affirmative vote of a majority of the votes cast at this meeting, if a quorum is present, is required for approval of the Amendment of our Articles of Incorporation to effect a 10,000 to 1 reverse split of our common stock.

Proposal No. 4. To Approve the Conversion of the Company from a Corporation to a Limited Liability Company. An affirmative vote of a majority of the votes cast at the meeting, if a quorum is present, is required for the approval of the Company’s conversion from a corporation to a limited liability company under North Dakota law.

Proposal No. 5. To Approve the Withdrawal of the Company from its Obligations to File Reports with the SEC. An affirmative vote of a majority of the votes cast at the meeting, if a quorum is present, is required for the approval of the Company to withdraw from its filing obligations with the SEC.

While affirmative abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, with respect to Proposal No. 2, 3, 4, and 5, broker non-votes are not counted for purposes of determining whether the proposal has been approved. Therefore, for those matters affirmative abstentions will have the same effect as a vote against the proposal.

Votes cast by Proxy will be tabulated by our internal accounting department. The independent persons appointed by the Company to act as election inspectors for the Meeting will count votes cast by Proxy or in person at the Meeting.

Our Business After the Reverse Stock Split

After these matters are voted on, assuming they are approved, we will continue to run our business on a day-to-day basis, the same way we were running the business before the approval of the proposals contained in this Proxy Statement. The approval of the Reverse Stock Split will not affect our day-to-day operations. It will create a liquidity event for small shareholders and it will assure that we reduce the number of shareholders who hold our stock. If the conversion of the Company to a limited liability company is approved, it will not affect our day-to-day operations. The primary affect of that proposal will be to convert the Company from a tax-paying entity to a flow through tax entity, thus eliminating one level of taxation. If the proposal to withdraw from the Company’s SEC reporting obligations is approved, it will not affect our underlying business. It will relieve us of the time and expense of such compliance, which is substantial. However, it will also result in less available public information about the Company. It will also eliminate the trading of the shares in the over-the-counter market.

Fairness to Shareholders.

The Company has considered the fairness of the Reverse Stock Split to the shareholders who will receive cash in return for redemption of their shares upon the completion of the Reverse Stock Split and the shareholders who will receive both cash for redemption of a portion of their shares upon completion of the Reverse Stock Split and who will also continue as shareholders of the Company after the completion of the Reverse Stock Split. For purposes of this Section “Fairness to Shareholders”, the terms “we”, “our”, and “us” refer to the Company.

In our business judgment, which we believe we have reasonably formed based on extensive efforts to raise capital for the Company and our previous experience in attempting to sell the Company and its assets, and receiving credible offers for the sale of the assets, we believe the transaction is fair to shareholders, including the shareholders who will receive cash in return for redemption of their shares upon the completion of the Reverse Stock Split and the shareholders who will receive both cash for redemption of a portion of their shares upon completion of the Reverse Stock Split and who will also continue as shareholders of the Company after the completion of the Reverse Stock Split. In addition, it will create a realistic liquidity opportunity for shareholders that hold a small number of shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting to be held on June 19, 2013, and at any and all postponements or adjournments thereof, it is intended that the Company’s shares represented by properly executed Proxies that are enclosed herewith will be voted to elect the director nominees, unless authority to so vote is withheld. Each nominee is currently a member of the Board of the Company and all of the nominees have indicated a willingness to serve as a director, if elected. If elected, each nominee will serve until the next annual meeting of shareholders or until the earlier of removal, resignation, death or disqualification. The Board has no reason to believe that any of the director nominees will be unable to serve as Directors or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in his or her discretion, for such substituted nominee or nominees, if any, nominated by the Board. The affirmative vote of a plurality of the votes present or represented to vote at the Meeting is necessary to elect each director nominee. Shareholders of the Company will have an opportunity on their Proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees.

The Directors have voted to nominate five (5) Directors for election to hold offices for a one-year term until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below.

Information regarding the nominees for director is set forth below:

NAME	AGE	TERM OF OFFICE WITH THE COMPANY	POSITIONS AND OFFICES WITH THE COMPANY

Vance A. Castleman	70	3-25-94 to 3-25-10; 6-9-11 to Present	Director

Vaune M. Cripe	53	5-27-05 to Present	Director

Jeffrey A. Cummer	55	6-01-06 to Present	Director

Gregory G. Philipps	46	5-30-08 to Present	Director

Myron D. Thompson	68	3-20-98 to Present	Director

Cumulative voting is permitted in the election of Directors in accordance with the following procedure:

Each shareholder entitled to vote for Director has the right to cumulate those votes in the election of Directors by giving written notice of such intent to any officer of the Company before the Meeting or the presiding officer at the Meeting at any time before the election of Directors, in which case:

1.           The presiding officer at the meeting shall announce, before the election of Directors, that shareholders may cumulate their votes; and

2.           Each shareholder shall cumulate those votes either by casting for one (1) candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes represented by the shares owned by the shareholder, or by distributing all of those votes on the same principle among any number of candidates.

Therefore, unless the above-described procedure is implemented, the holders of a majority of the Company’s shares could elect all of the Directors. It is expected that the Proxies received by the Directors’ nominees will be voted, except to the extent that authority is withheld on any Proxy as to all of one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, Directorships and certain other affiliations and information are set forth below:

Vance A. Castleman – Mr. Castleman is a Real Estate Developer and he is President and CEO of Inn-Vestments, Inc. Mr. Castleman is also President of Minot Lodging Expo, LLC, and he is on the Board of Directors of Souris Basin Revolving Loan Committee. Mr. Castleman is on the Board of Minot Hospitality Partners, LLC, and he served as a Director of Capital Financial Holdings, Inc. from 1994 to 2010 and he resumed his position on the Board in 2011.

From 1994 to the Present, Mr. Castleman served as Director, President and CEO of Inn-Vestments, Inc., a real estate development company located in Minot, North Dakota. From 1994 to the Present, Mr. Castleman served as President of the Minot Lodging Expo, LLC, a hospitality provider located in Minot, North Dakota. From 1999 to 2010, Mr. Castleman served as Director of Capital Financial Holdings, Inc., and from 1994 to 2010 he served as a Director of Capital Financial Services, Inc.

Vaune M. Cripe – Ms. Cripe is Senior Vice President at American State Bank & Trust, of Dickinson, North Dakota. She has received a number of distinguished honors, including the Dickinson Chamber of Commerce Director of the Year Award in 1998, the Outstanding Community Volunteer Award in 2002, the Greater North Dakota Community Leadership Award in 2004, and the 2008 Outstanding Woman in Banking Award. Ms. Cripe is a Certified Public Accountant and graduated Summa Cum Laude from Dickinson State University with a B.A. in Accounting, and she earned an MBA from the University of Mary.

From 1996 to the present, Ms. Cripe served as Senior Vice President of American Bank Center, Dickinson, North Dakota. From 2005 to the present, Ms. Cripe served as Director of Capital Financial Holdings, Inc. From 1999 to the Present, Ms. Cripe served as Secretary/Treasurer of Stark County Job Development Authority. From 2005 to 2009, Ms. Cripe served as a Member of the North Dakota National Guard Family Advisory Board. In 2011-12 Ms. Cripe served as the Chairman of North Dakota Banker’s Association and continues to serve as a board member. From 2009 to the present, Ms. Cripe served as Vice-Chair of the St. Joseph’s Hospital and Health Center. From 2007 to the present, Ms. Cripe served as Director of the Dickinson State University Foundation.

Jeffrey A. Cummer – Mr. Cummer is the President of Selected Partners Limited, a Cayman Island consulting service. He has held this position since 1999. He also serves as Chairman of the Board and CEO of Xponential, Inc., PawnMart, Inc., and Chairman of the Board of Capital Financial Holdings, Inc. From 1992 to 2012 Mr. Cummer was the President and Senior Portfolio Manager for SMH Capital Advisors, Inc. Before forming his own investment firm in 1989, Mr. Cummer served as a Limited Partner with Edward D. Jones & Company. Prior to that, he was a corporate cash manager and financial analyst for the GTE Corporation. Mr. Cummer received a Master of Science (Finance) from the University of London Center for Financial Studies. Mr. Cummer is a Certified Financial Planner and holds a bachelor’s degree in finance and risk management from the University of Illinois.

Gregory G. Philipps – From 2001 to the present, Mr. Philipps served as President of Pension Fund Evaluations, Inc. He serves as the Company's General Securities Principal and is a Registered Representative with the Financial Industry Regulatory Authority (“FINRA”), and he has earned his Series 24, 7, and 63 licenses from FINRA. Mr. Philipps has spoken at numerous investment conferences including the International Foundation of Employee Benefit Plans, TECS public Fund conference, TECS Fire and Police conference and World Research Group. The topics of these talks have included asset allocation, diversification, trade execution and alternative investments. Mr. Philipps attended Bryant College and, subsequently, he received his Bachelor of Science Degree in Business and Finance from Adelphi University, Garden City, New York.

From 2001 to the present, Mr. Philipps has served as President of Pension Fund Evaluations, Inc., and from 2008 to the present, Mr. Philipps served as Director of Capital Financial Holdings, Inc.

Myron D. Thompson – Mr. Thompson is an entrepreneur and has been in the restaurant business since 1970. Since that time he has been involved in opening over 40 restaurants. He has also been involved in several non-food related operations, including Money Mailer and Check Rite, and several temporary help companies, including Labor Force in Minneapolis, Minnesota. Mr. Thompson graduated from Minot State College.

From 1990 to the present, Mr. Thompson served as President, CEO and Director of Food Management Investors, Inc. a.k.a. FMI, Inc. From 1990 to present, Mr. Thompson served as President and Director of Apple Core Enterprises, Inc. From 1994 to the present, Mr. Thompson served as General Partner of Dakota Apple Partnership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the Directors are related to any other director or to any executive officer of the Company.

Mr. Jeffrey A. Cummer was elected as a Director of the Company on June 1, 2006. Mr. Cummer is Chairman of the Board and CEO of Xponential, Inc. In May of 2006, Xponential, Inc. issued a tender offer to purchase up to 3,000,000 shares of the Company’s common shares at a purchase price of $0.40 per share. At the close of the tender offer, Xponential, Inc. had obtained 1,323,642 shares, representing approximately 9.76% of the Company’s outstanding common shares.

On October 21, 2011, the Company issued a promissory note to PawnMart, Inc., in exchange for the repurchase of the 3,050,000 shares of preferred stock owned by PawnMart, Inc. These shares are being held by the Company as Treasury Stock. The note was secured by the building that was owned by the Company and carries an interest rate of 7%, with quarterly payments of $66,801. The note matures on October 1, 2017.

On February 22, 2012, the Company entered into an agreement to sell its headquarters building located at 1 Main Street North, Minot, North Dakota to Corridor Investors, LLC at a sales price of $990,000. The sale closed on March 30, 2012. Upon the sale, the proceeds were paid to PawnMart, Inc. as payment on the $1,300,000 promissory note, which is secured by the building, to reduce the balance due on that note. The holder of the title will release the title for this sale and has agreed to issue an unsecured note for the remaining balance due. On March 30, 2012 the Company made a payment of $925,922. In April of 2012, the Company made a $100,000 payment. The Company will make quarterly payments of $34,000 with the last payment being $34,965. The note will mature on April 1, 2014. On March 1, 2013, the Company made a payment of $118,000. On March 28, 2013, the Company made a final payment of $46,353. There is no longer a liability relating to PawnMart, Inc.

CORPORATE GOVERNANCE

Attendance at Board, Committee and Annual Shareholder’s Meetings

During the fiscal year ended December 31, 2012, the Board held four (4) regular meetings. All Directors are expected to attend each meeting of the Board and the committees on which they serve, and are also expected to attend each annual meeting of shareholders. Each Director attended at least 75% of the Board meetings, including committee meetings on which the Board member served during this period. The 2012 annual meeting was held June 12, 2012 and all board members attended. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Those committees are currently the Nominating Committee, the Audit Committee and the Compensation Committee. Each of the committees is comprised solely of non-employee, independent Directors. The table below shows current membership for each of the standing Board committees.

Nominating Committee	Audit Committee	Compensation Committee

Myron D. Thompson	Vaune M. Cripe	Vaune M. Cripe

Vaune M. Cripe	Myron D. Thompson	Gregory G. Philipps

	Gregory G. Philipps	Vance A. Castleman

Nominating Committee

The Company’s Nominating Committee is composed of Myron D. Thompson and Vaune M. Cripe. The Nominating Committee does have a formal, consistent policy for the nominating process and a charter governing the nominating process. The Nominating Committee will consider all nominees equally, including candidates recommended by shareholders.

The Nominating Committee will identify potential nominees based on specified objectives in terms of the composition of the Board, taking into account such factors as industry experience and areas of expertise. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company’s business and willingness to devote adequate time to Board duties. The Nominating Committee did not meet in fiscal year 2012.

Audit Committee

The Company has established a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended. The Company’s Audit Committee is composed of Vaune M. Cripe, Myron D. Thompson and Gregory G. Philipps, each of whom meet the independence requirements of the SEC with respect to Audit Committee membership. Ms. Cripe was appointed by the Audit Committee to serve as its financial expert due to her qualifications, experience and certifications. The primary function of the Audit Committee is to fulfill its responsibility of overseeing management’s conduct of the financial reporting process, the annual independent audit of the Company’s financial statements, and reviewing the financial reports provided by the Company. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor’s opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by management, meets privately with the independent accountants to discuss all pertinent matters and reports to the Board regarding its activities. The Audit Committee held four regular meetings in 2012.

The Audit Committee has adopted a formal, written charter, which was amended on March 9, 2004. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The charter also outlines the Audit Committee’s pre-approval policies and procedures that require the Audit Committee to review and approve, in advance, fees proposed to be charged to the Company by the auditors for each audit and non-audit service. The Audit Committee Charter is attached hereto as Exhibit A.

Report of Audit Committee

The Audit Committee met to review the audited financials for the fiscal year ended December 31, 2012, with members of management and the independent accountants. Included in the discussions were issues regarding matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented. Additionally, the independent accountants discussed with the Audit Committee new accounting policies, management’s judgments and use of accounting estimates in the preparation of the financial statements and significant audit adjustments. Annually, the independence of the auditors is discussed and the auditors provide information regarding their independence required by Independence Standards Board No. 1, as may be modified or supplemented. Based upon a thorough discussion of the aforementioned, the Audit Committee has recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2012.

Vaune M. Cripe
Myron D. Thompson
Gregory G. Philipps

Compensation Committee

The Company’s Compensation Committee is composed of Vaune M. Cripe, Greg G. Philipps, and Vance A. Castleman, each of whom are “independent” members of the Board, as defined by the NASDAQ Stock Market, Inc. The Compensation Committee held one meeting during the last fiscal year. The Committee reviews and recommends executive salaries and any share based compensation plans. The Committee has not adopted a formal, consistent policy for the compensation review process and has established no charter governing the process.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for the Company’s named Executive Officers for services rendered in all capacities to the Company and its subsidiary in fiscal year 2012.

Summary Compensation Table

Name and Principal Position	Age	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John R. Carlson, Chief Executive Officer and President	49	2012	105,305	3,023	0	0	0	0	31,325	139,733

Elizabeth Redding Chief Financial Officer	26	2012	37,548	2,639	0	0	0	0	0	40,187

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

John Carlson, Chief Executive Officer and President	20,000	(1)	0	0	1.00	10/31/2014	0	0	0
____________
(1) Options were transferred to Mr. Carlson on January 6, 2009 from the Company’s former CEO, Brad Wells, who resigned from the Company in 2010.

FEES BILLED FOR SERVICES RENDERED
BY INDEPENDENT ACCOUNTANT

Audit and Non-Audit Fees

During the fiscal year ended December 31, 2012, Heine & Associates (“Heine”), the Company’s independent auditors and principal accountant, billed the Company the fees set forth below. The Audit Committee has considered and determined that the provision of the non-audit services rendered to the Company by Heine during the Company’s fiscal year 2012 was compatible with maintaining the independence of Heine.

The following table presents fees for professional audit services rendered by Heine for the audit of the Company’s annual financial statements for the years ended December 31, 2012, and fees billed for other services rendered by Heine.

	2012	2011
Audit Fees (1)	$116,242	$88,145
Audit-Related Fees (2)	0	2,095
Tax Fees (3)	14,995	14,675
All Other Fees	0	0
_____________
(1)
Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees principally for professional services rendered for the annual review of Capital Financial Services, Inc., related to the filing of the SIPC assessment form.
(3)
Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice. Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL
OF AUDIT AND PERMISSIBLE
NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vance A. Castleman	6,500	0	0	0	0	0	6,500

Vaune M. Cripe	8,750	0	0	0	0	0	8,750

Jeffrey A. Cummer	12,000	0	0	0	0	0	12,000

Gregory G. Philipps	8,250	0	0	0	0	0	8,250

Myron D. Thompson	7,500	0	0	0	0	0	7,500

Each Director (other than those Directors who are also employees of the Company) receives cash compensation for their service as Directors and Committee members of the Company. The Chairman of the Board, Jeffrey A. Cummer, received cash compensation of $12,000 for the year 2012. Directors Castleman, Cripe, Philipps, and Thompson each received cash compensation of $6,500, $8,750, $8,250, $7,500, respectively for the year 2012. In addition, Board members were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

EXECUTIVE OFFICERS

On June 9, 2011, the Board of Directors then named John R. Carlson as Executive Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s Directors and Executive Officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and Executive Officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company’s Directors and Executive Officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2012.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership of shares of the Company as of April 22, 2013 listed by each shareholder who is known by the Company to own beneficially more than five percent (5%) of the outstanding voting securities of the Company, each Director, each Executive Officer named in the Summary Compensation Table on page 16, and all Executive Officers and Directors as a group.

Name Of Beneficial Owner Or Identity Of Group	Amount And Nature Of Beneficial Ownership (1) As Of March 1, 2011		Percentage Of Outstanding Shares (2)

Vance A. Castleman	343,180	(3)	2.37%
Vaune M. Cripe	4,838		*
Jeffrey A. Cummer	2,783,318	(4)	19.25%
Gregory G. Philipps	0		*
Myron D. Thompson	260,000	(5)	1.16%

John R. Carlson	30,001	(6)	*
Executive officers and Directors as a group (6 persons)	3,430,097	(7)	23.73%

Shareholders known by the Company to own 5% or more of the outstanding voting securities
Robert Walstad	2,501,178	(8)	15.05%
Jerry J. Szilagyi	2,737,829	(9)	16.64%
Bruce Graham, William Graham	964,700	(10)	6.67%
Gordon Dihle	1,437,571	(11)	9.94%

____________________
* Less than 1% owned.

(1)	Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares.
(2)
For each executive officer or director included in the table, percentage of outstanding shares is calculated by dividing the number of common shares beneficially owned by such officer or director by the 14,455,943 common shares the Company had outstanding on April 22, 2013 and the number of shares that each officer or director had the right to acquire within 60 days of the record date. This percentage assumes the exercise of outstanding options or warrants and conversion of preferred shares.

(3)
Of these shares, 285,750 are held as tenants-in-common with Mr. Castleman’s wife, and 7,430 are held in Mr. Castleman’s IRA account. Includes 50,000 shares covered by options that are currently exercisable held by Mr. Castleman.

(4)	Of these shares, 1,119,676 are held directly by Mr. Cummer and Mr. Cummer’s wife. 1,663,642 are common shares held directly by Xponential, Inc.
(5)	Includes 50,000 shares covered by options that are currently exercisable held by Mr. Thompson.
(6)	Includes 10,001 shares held directly by Mr. Carlson and 20,000 shares covered by options that are currently exercisable held by Mr. Carlson.
(7)	Includes 120,000 shares covered by warrants and options, which are currently exercisable.
(8)
Of these shares, 17,054 are held in Mr. Walstad’s 401(k) account, 116,884 shares are held in Mr. Walstad’s IRA account. Includes 1,350,400 shares covered by warrants and 810,000 options that are currently exercisable.

(9)	Of these shares, 737,829 are held directly by Mr. Szilagyi. Includes 2,000,000 shares covered by options that are currently exercisable.
(10)	Of these shares, 774,000 are held directly by Mr. Bruce Graham and 190,000 shares are held directly by Mr. William Graham.
(11)	These shares are held directly by Mr. Dihle.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 1

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board has selected Hein & Associates, LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2013. The shareholders of the Company are being asked to ratify this selection at the Meeting. A majority of the votes cast at the Meeting, if a quorum is present, will be sufficient to ratify the selection of Hein & Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

The Board has selected Hein & Associates, LLP to serve as the Company’s independent auditors for the year ending December 31, 2013, subject to ratification by the shareholders, based on the recommendation of the Board’s Audit Committee. The firm of Hein & Associates, LLP has been providing accounting and auditing services for more than 30 years to both public and private companies in a variety of industries. While it is not required to do so, the Board is submitting the selection of that firm for ratification to ascertain the view of the shareholders. If the selection is not ratified, the Board will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Hein & Associates, LLP as independent auditor for the Company for the year ending December 31, 2013.

A representative of Hein & Associates, LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 2

PROPOSAL NO. 3
APPROVAL OF A PLAN OF RECAPITALIZATION AND TO AMEND
THE COMPANY’S ARTICLES OF INCORPORATION TO
PROVIDE FOR A REVERSE STOCK SPLIT

The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Articles of Incorporation and to effect a plan of recapitalization that would provide for a one-for-ten thousand (1-for-10,000) Reverse Stock Split of our common stock subject to the approval of such action by the shareholders. See form of Plan of Recapitalization attached hereto as Exhibit B. At the Annual Meeting, the shareholders of the Company will consider and vote on the proposal to authorize the reverse split. We are now submitting the proposal to you, the shareholders, for approval. The proposed Reverse Stock Split will take effect, if at all, after it is approved by you and after we file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of North Dakota.

We expect that, if the proposal is approved by you, the Certificate of Amendment will be filed promptly. However, our board of directors may elect not to file, or to delay the filing of, the Certificate of Amendment if they determine that filing the Certificate of Amendment would not be in the best interest of our shareholders. The Company is not aware, at this time, of any circumstances that would warrant delay or a decision not to file the Certificate. An example of a situation where the Board might decide not to file the Certificate of Amendment would be if it is discovered that it had many more shareholders than it thinks it has at this time.

If the Plan of Recapitalization and Reverse Stock Split is approved by the shareholders and implemented by the Board of Directors, each ten thousand (10,000) shares of the Company's outstanding common stock on the effective date (the "Effective Date") of the Reverse Stock Split (the "Old Common Stock") will be automatically changed into and will become one (1) share of the Company's New Common Stock (the "New Common Stock"). Any resulting fractional shares will not be issued. Instead, the Company will purchase the shares of the shareholders entitled to receive a fractional share as a result of the reverse split. The Reverse Stock Split will not change the current per share par value of the Company's common stock or change the current number of authorized shares of common stock. The effective date of the Reverse Stock Split will be the date the Articles of Amendment are accepted for filing by the North Dakota Secretary of State. Outstanding options and warrants, if any, will be adjusted proportionately in accordance with the terms of the Reverse Stock Split so owners will be entitled to the same proportionate ownership interest for the same purchase price.

One of the Board’s main purposes for approving the Reverse Stock Split is to create a liquidity opportunity for smaller investors. Currently, the stock price for the Company’s shares is around $.06 per share, it has an average daily trading volume of about 3,000 to 4,000 shares and it has a bid-to-ask spread that typically exceeds $.03, which is expensive as a percentage of price. Because of these facts, it is difficult for shareholders to liquidate positions of 5,000 to 10,000 shares without paying an unreasonable amount for the trade. Currently, the Company has at least 64 shareholders that have less than $100 worth of stock (at an assumed price of $.06 per share). Those shareholders have no realistic way of disposing of their stock or even realizing a capital loss. To do so would cost more than they would receive in the trade. The Board of Directors considered these issues and decided that shareholders with 10,000 or fewer shares would be benefited by the Reverse Stock Split due to the fact that it would create a liquidity event and they would not have to pay a commission for the sale of their shares. In addition, as discussed under Proposal No. 5, the Board plans to terminate its reporting requirements under the Securities Act of 1934 and they wanted to be sure that they will remain below the 300/500 shareholder limit that would require them again to be obligated to file reports under the Securities Act of 1934. The Board estimates that by using this ratio, the number of shareholders will be reduced by approximately 110. Accordingly, the Board anticipates that it will have approximately 170 shareholders following the implementation of the Reverse Stock Split and the purchase of the fractional shares.

FRACTIONAL SHARES

All shareholders will be entitled to receive cash in lieu of fractional shares. Each shareholder will be entitled to receive a cash payment equal to the fair market value of his or her common stock. That valuation will be based on the average closing price of the common stock for the previous sixty (60) calendar days. For example, if a shareholder owns 9,000 shares of common stock and the trading value of these shares immediately prior to the Reverse Stock Split is $.06 per share, then the result of the Reverse Stock Split will be that they will own a fractional share, and the fractional share will be paid for in an amount equal to $.06 x 9,000 or $540.00. All shareholders holding fewer than 10,000 shares of common stock will cease to be holders of common stock and will no longer have any interest as a shareholder in the Company. They will only be entitled to receive cash in lieu of fractional shares. Such shareholders will no longer have the opportunity to participate in the growth and future earnings of the Company, if any, and they will have no continued interest in the Company. Such growth and future earnings, if any, of the Company will accrue to the benefit of the creditors of the Company and the continued shareholders of the Company.

REASONS FOR THE REVERSE STOCK SPLIT

At its regularly scheduled meeting on March 26, 2013, the Board of Directors reviewed the Company's current business and financial performance and the costs of recent trading range of the Company's common stock. The Board then determined that a Reverse Stock Split was desirable in order to provide a reasonable liquidating event for smaller shareholders and to assure that the number of shareholders holding our shares does not rise above the threshold that would require the Company to have reporting obligations with the SEC.

Our common stock is currently registered under Section 12 of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. As noted under Proposal No. 4 below, we now have fewer than 300 shareholders and in accordance with the SEC rules, we plan to withdraw our registration under the Exchange Act.

The plan for that withdrawal is set forth below in the discussion of Proposal No. 4. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. However, it will provide a liquidating opportunity for smaller shareholders and it will assist the Company in assuring that the number of the Company’s shareholders does not rise above 300, and thereby triggering a new obligation for the Company to register or comply with the reporting requirements of the Exchange Act.

FAIRNESS TO SHAREHOLDERS

The Company has considered the fairness of the Reverse Stock Split to the shareholders, including those shareholders who will receive cash in return for redemption of their shares upon completion of the Reverse Stock Split and those who will receive cash for redemption of a portion of their shares upon completion of the Reverse Stock Split and will also continue as shareholders of the Company upon completion of the Reverse Stock Split.

In our business judgment, which is based on our previous experiences in attempting to sell the Company and its assets, and receiving credible offers in that process, we believe that the transaction is fair to the shareholders, including the shareholders whose shares will be purchased. In addition, it will create a realistic liquidity opportunity for shareholders that hold a small number of shares.

In making a judgment and forming our opinion on the fairness to the shareholders, we have relied on the factors described above and in this Proxy Statement in general. We do not have available to us information that many investors use to evaluate investments. We have not obtained any report or opinion or appraisal from any third party regarding the going concern value of the Company or the liquidation value of the Company’s assets or any other factors relating to the Company. Furthermore, the Company has had no recent purchases of shares of its common stock.

In 2011, management received an offer from a broker-dealer to purchase CFH. That offer was rejected, because it entailed deferred payments that greatly under-valued the Company.

In January, 2012, an offer was made by a registered broker-dealer to purchase CFH, and that offer valued CFH in excess of $5 Million Dollars. However, there were significant conditions to the offer that made it unattractive. First, the payment for the Company would entail an earn out over time. Management considered this unattractive, because they expected a lot of attrition of registered representatives due to the fact that they would not be able to move to the new firm. In addition, CFH would have been required to pay retention bonuses, closing costs and insurance costs up front, while the payments from the purchaser would not be made until the end of the first year. CFH did not have the money to make these payments and ultimately management decided that this proposal was not a good value for the shareholders.

In late 2012 and early 2013, an offer was made by a broker-dealer to purchase CFH over time for gross payments of approximately $3.5 Million Dollars. However, the conditions associated with the proposal made the offer unattractive and a bad deal for the shareholders. Under the proposal, the purchase price would be reduced in the event that any registered representatives left the firm or if they did not sign up for the new firm. In addition, the buyer indicated that they planned to disqualify certain registered representatives from joining their organization. Ultimately, after considering the closing costs and the costs of insurance, it was determined that this proposal would not be a good value for the shareholders.

The goal of management is to maximize shareholder value. Management believes they are doing this by turning down these offers and implementing the proposals contained in the Proxy. This is true, because if the proposals in the Proxy are approved, and the Reverse Stock Split is implemented, CFH is converted to a limited liability company and CFH withdraws from its reporting obligations with the United States Securities and Exchange Commission, CFH will eliminate approximately $260,000 in annual costs and all earnings will flow through tax free to the shareholders as members of the limited liability company. Of Course, they will have to pay taxes on their share of the profits, if any, that will flow through from the limited liability company. This will result in shareholders receiving distributions annually, if the earnings of the Company exceed its expenses. For example, if the proposal had been in effect in 2012, the Company would have had approximately $300,000 available for distribution to its shareholders. Of course, CFH will not be profitable every year, and there is no assurance that CFH will have sufficient earnings to make payments each year. In addition, it is anticipated that not all earnings will be distributed each year. Some earning will be reserved for various business purposes. However, in consideration of all the available options, management considers this scenario to be the most optimum arrangement for the shareholders. In addition, if the proposals are approved, shareholders holding a smaller number of shares will be able to achieve a liquidation event.

EXCHANGE OF SHARE CERTIFICATES

The reverse split will occur on the filing of the Articles of Amendment with the North Dakota Secretary of State without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for the number of shares of the New Common Stock that the shareholder is entitled to receive as a consequence of the reverse split. After the effective date of the amendment, the certificates representing shares of existing common stock will be deemed to represent one ten thousandth of the number of shares of New Common Stock. As described more fully in the paragraph below, new shares will be noted in the records of the Company in book form and no new certificates will be issued.

If the shareholders approve the proposed Reverse Stock Split, we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of Old Common Stock to our corporate secretary and transfer agent. The transfer agent will then issue shares of New Common Stock by making a book entry on the records of the Company. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of as many shares of New Common Stock as the shareholder would be entitled to after applying the split and otherwise making adjustments for fractional shares as described. Until surrendered to the Transfer Agent, old certificates retained by shareholders will be deemed for all purposes including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which its shareholders are entitled as a result of the reverse split.

Shareholders should not send their old certificates to the transfer agent until after the transfer date. Certificates of Old Common Stock surrendered after the effective date will be replaced by appropriate book entries on the records of the Company. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

FEDERAL INCOME TAX CONSEQUENCES
OF THE REVERSE STOCK SPLIT

The following description of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, foreign persons, dealers in securities, tax-exempt organizations, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

The Company believes that the Reverse Stock Split will likely have the following federal income tax effects: Shareholders who receive New Common Stock solely in exchange for their Old Common Stock will not recognize gain or loss on the exchange. The holding period of shares of New Common Stock will include your holding period for the shares of Old Common Stock, provided that the shares of common stock are held by you as a capital asset at the time of the exchange. In addition, your aggregate basis of the New Common Stock will be the same as your aggregate basis of the shares of Old Common Stock exchanged.

Common Stock Shareholders who receive cash in lieu of fractional shares in the Reverse Stock Split will be deemed to have sold shares of common stock for cash. Each such shareholder is likely to recognize a capital loss or capital gain on the sale, depending on their basis in the shares, and the capital loss or capital gain should be reported on the shareholder’s federal and state tax returns.

THE DISCUSSION ABOVE IS NOT TO BE CONSIDERED TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

NO DISSENTER'S RIGHTS

Under North Dakota law, you are not entitled to dissenter's rights of appraisal with respect to the amendment of the articles of incorporation and the reverse stock split.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Reverse Stock Split Amendment will amend Article 4 of the Articles of Incorporation to add a new paragraph. At the effective date, without further action on the part of the Company or the shareholders, each share of common stock will be converted into one ten thousandth of a share of common stock. The Reverse Stock Split Amendment will be filed with the Secretary of State of North Dakota and will become effective on the date of the filing. The Reverse Stock Split Amendment will not affect the par value or the number of authorized shares of the Company's common stock.

The reverse split will not materially affect the proportionate equity interest in the Company of any current shareholder or the relative rights, preferences, privileges or priorities of any such shareholder, except, of course, those shareholders whose shares are redeemed. The Company's business, management (including all directors and officers), the location of its offices, assets, liabilities and net worth (other than the cost of the reverse split, which are immaterial) will remain the same after the reverse split. The Reverse Stock Split will not affect the number of authorized shares. The Reverse Stock Split will have the effect of creating additional authorized and unissued shares of our common stock. We have no current plans to issue these shares; however, these shares may be used by us for general corporate purposes in the future.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the reverse stock split is in our best interests and in the best interests of our shareholders. There can be no guarantee, however, that the benefits described above will be attained.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 3

PROPOSAL NO. 4
CONVERT THE COMPANY FROM A CORPORATION
TO A LIMITED LIABILITY COMPANY

The Shareholders are being asked to approve the conversion of Capital Financial Holdings, Inc. from a North Dakota corporation to a North Dakota limited liability company. A Plan of Conversion has been approved by the Board of Directors and is attached hereto as Exhibit C. The conversion would be accomplished automatically in accordance with Section 10-32-68.1, et seq. of the North Dakota Limited Liability Company Act (the “Act”). As a result of the conversion; the new limited liability company will assume the debts of the Company and will retain the Company’s assets and business.

If the conversion is effected, Member Shares in the limited liability company would be distributed by the Company to its stockholders in proportion to their respective stock holdings and their certificates for common stock will be cancelled. No additional equity contributions to the Company or the limited liability company will be required.

The Company’s Certificate of Incorporation provides that the authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.0001 per shares and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of April 22, 2013, 14,455,943 shares of common stock were outstanding and no shares of preferred stock were outstanding. The limited liability company is not limited in the number of Member Shares it may issue.

The principal offices of the Company are located at 1 Main Street North, Minot, North Dakota 58703; and the principal offices of the limited liability company will remain at this location for the immediate future.

Following the transaction Vance A. Castleman, Vaune M. Cripe, Jeffrey A. Cummer, Gregory G. Philipps and Myron D. Thompson, who are currently serving as Directors of the Company, will continue to serve as Governors of the limited liability company. The Governors will serve in this position until they are replaced by their successors, who will be elected by the Members.

The Company’s Certificate of Incorporation and Bylaws provide that the Board shall determine the number of Directors. Currently, the number of Directors has been fixed at five (5) and there is no vacancy on the Board.

REASONS FOR CONVERTING TO A LIMITED LIABILITY COMPANY

Management has determined that it is beneficial for the Company to convert from a corporation to a limited liability company primarily because by doing so it will eliminate one level of taxation. As a corporation, the Company is taxed on its profits and then when it pays dividends to its shareholders, they are taxed again. A limited liability company that elects partnership taxation pays no taxes. Instead, any profits flow through directly to the members and the members are then taxed. This eliminates one level of taxation, and it is an example of the efforts of management to maximize the shareholders’ value.

RIGHTS AND OBLIGATIONS OF A STOCKHOLDER COMPARED TO A MEMBER OF THE LIMITED LIABILITY COMPANY

The rights and obligations of a stockholder of the Company are governed by its certificate of incorporation, bylaws and applicable provisions of North Dakota Corporation Code. The rights and obligations of a member of the limited liability company will be governed by the operating agreement and applicable provisions of North Dakota Limited Liability Company Act.

FORM OF INTEREST

Stockholders' interests in the Company are held in the form of shares of common stock.

Members' interests in the limited liability company will be held in the form of Member Shares.

VOTING

A holder of common stock is entitled to one (1) vote, in person or by proxy, for each share of common stock held by such holder.

Each holder of Member Shares would likewise be entitled to one vote per Member Share held by such holder.

PREEMPTIVE RIGHTS

Stockholders of the Company have no preemptive right to purchase additional shares issued by the Company.

If additional Member Shares are proposed to be sold by the limited liability company, the members will also have no pre-emptive rights to purchase their proportionate share of such new Member Shares; however, the Company has a right of first refusal to purchase shares that are proposed to be sold to a third party.

CERTAIN CORPORATE GOVERNANCE MATTERS

Under the North Dakota Corporate Code, shareholders have the right to approve certain actions, including: (a) a merger and (b) the sale of substantially all the assets of the Company. The approval of these actions requires the vote of holders of greater than 50% of the outstanding shares of common stock.

The operating agreement for the limited liability company will provide that certain actions are not permitted without the consent of the owners of at least 50% of the Member Shares. Such actions include (a) the sale or other disposition of all, or substantially all, of the operating assets of the limited liability company; (b) liquidation or dissolution; and (c) merger or consolidation (other than between the limited liability company and a subsidiary of the limited liability company where there are no changes to the Member Shares owned by the members).

DIVIDENDS AND DISTRIBUTIONS

Holders of common stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefor. The Company has paid no dividends to stockholders to date.

Generally, the making of a distribution by the limited liability company would be in the discretion of the Board. However, the limited liability company intends to distribute an amount which the Board determines is necessary for the Members to pay their income taxes on their distributive share of the limited liability company's income. All distributions, if any, (other than liquidating distributions) will be made to Members in proportion to the Member Shares owned by each Member.

LIQUIDATION, DISSOLUTION OR WINDING UP

In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all liabilities of the Company and, if any preferred stock is outstanding, after the payment of the liquidation preference of the preferred stock. The Company currently has no outstanding preferred stock.

In the event of a dissolution or winding up of the limited liability company, the limited liability company must liquidate its assets as promptly as practicable. Any profit or loss incurred as a result of such sales should be allocated to the Members pro-rata in accordance with their Ownership Interest. Thereafter, the limited liability company must discharge all its liabilities. Finally, any remaining assets should be distributed according to the positive balances in the Member’s Capital Account.

STATUS OF SHARES

The shares of the Company are currently traded on the NASDAQ Small Cap Market. Many of the shares currently outstanding were issued in transactions registered under the Securities Act of 1933. Those shares are not "restricted securities" as that term is defined under the securities laws.

TAX CONSEQUENCES OF CONVERSION TO
A LIMITED LIABILITY COMPANY

For federal income tax purposes, the distribution of Member Shares of the Limited Liability Company to the stockholders in exchange for their common stock of the Company will be treated as a liquidation. You will recognize a capital gain or capital loss upon the liquidation measured by the difference between the fair market value of the Member Shares received and your basis for your the Company stock. We believe, based upon the decline in the price of the common stock over the years, that if the conversion to the limited liability company occurs as expected, many stockholders who are not cashed out in the reverse stock split will be entitled to claim a capital loss upon receipt of the Member Shares of the limited liability company.

For Federal income tax purposes, the limited liability company is expected to be taxed as a partnership, with income and losses being "passed through" to members. Subject to legal requirements, the limited liability company intends to annually distribute an amount which the Board believes is necessary for the Members to pay their income taxes on their share of the limited liability company's income.

DISSENTER’S RIGHTS

If the conversion of the corporation to a limited liability company, Proposal No. 4 (the “Transaction”), is consummated shareholders who have not consented to the Transaction will have the right to dissent to the Transaction and obtain payment of the fair value of their shares of common stock. The rights of shareholders who desire to dissent from the Transaction are governed by the provisions of Section 10-19.1-87, et seq. of the North Dakota Business Corporation Act, a copy of which is attached hereto as Exhibit D. Pursuant to such provisions, if the Transaction is consummated, any shareholder of record of the Company who objects to the Transaction and who fully complies with Section 10-19.1-87, et. seq. of the North Dakota Business Corporation Act will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his or her shares of common stock. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights under the North Dakota Business Corporation Act, the fair value of a dissenting shareholder’s common stock equals the value of the shares immediately before the effective date of the Transaction, excluding any appreciation or depreciation in anticipation of the Transaction.

A shareholder that intends to exercise his dissenter’s rights may not vote his shares in favor of the proposal. However, if a shareholder does not vote against the proposal, such action shall not act as a waiver of his dissenter’s rights.

Any shareholder desiring to receive payment of the fair value of his or her common stock in accordance with the requirements of the North Dakota Business Corporation Act must deliver to the Company prior to the time of the shareholder vote on the Transaction, a written notice of his or her intent to demand payment for his or her shares. After the proposed action is approved, the Company will send dissenting shareholders a notice, of the procedure for obtaining payment for their shares. Within thirty (30) days after receipt of this notice, the shareholders must deposit their certificates with the Company and demand payment. A filing of the written notice of intent to dissent with respect to the Transaction should be sent to: 1 Main Street North, Minot, North Dakota 58703. A VOTE AGAINST THE TRANSACTION ALONE WILL NOT SATISFY THE REQUIREMENTS FOR THE SEPARATE WRITTEN NOTICE OF INTENT TO DISSENT TO THE TRANSACTION, THE SEPARATE WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF SHARES OF COMMON STOCK, AND DEPOSIT OF THE STOCK CERTIFICATES. RATHER, A DISSENTING SHAREHOLDER MUST SEPARATELY COMPLY WITH ALL OF THOSE CONDITIONS.

After the Transaction takes place, the Company shall remit to each dissenting shareholder the amount the Company estimates to be the fair value of the shares; including:

(1)           The Company’s closing balance sheet and statement of income;

(2)           An estimate by the Company of the fair value of the shares and a description of the method used to determine that value; and

(3)           A copy of Section 10-19.1.-87, et. seq. of the North Dakota Business Corporation Act.

If a dissenting shareholder believes the amount remitted by the Company is less than the fair value of the shares plus interest, the dissenting shareholder must give written notice to the Company of the dissenter’s estimate of the fair value of the shares plus interest within thirty (30) days after the Company makes its payment to the shareholder.

On receipt of such demand, the Company has sixty (60) days to pay the amount demanded by the dissenting shareholder or file a petition with the court to determine the fair value.

The foregoing does not purport to be a complete statement of the provisions of the North Dakota Business Corporation Act relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissenters’ rights provisions of the North Dakota Business Corporation Act as set forth in Exhibit D.

A stockholder whose shares of Company common stock are held in “street name” or in the name of anyone other than the stockholder, must obtain written consent from the person or firm in whose name the shares are registered, allowing the stockholder to file the notice demanding payment for the shares in question, and must deliver the consent to the Company no later than the time that dissenter’s rights are asserted. Also, the dissent must be asserted as to all shares of Company’s common stock that the stockholder beneficially owns or has power to vote at the annual meeting (Section 10-19.1-87(2) of the North Dakota Business Corporation Act).

Any stockholder who does not complete the requirements of Section 10-19.1-88 of the North Dakota Business Corporation Act, is not entitled to payment for his or her shares of common stock.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 4

PROPOSAL NO. 5
APPROVAL OF COMPANY’S VOLUNTARY WITHDRAWAL
FROM ITS OBLIGATION TO FILE REPORTS WITH THE
UNITED STATES SECURITIES AND EXCHANGE COMMISSION

After careful consideration, our Board has unanimously concluded that it would be in the best interests of our stockholders for the Company to terminate the registration of its common stock under the Exchange Act pursuant to Rule 12(g)(4) promulgated under the Securities Act of 1934. By de-registering the Company’s common stock, the Company’s status as a reporting company and the Company’s duty to file annual, quarterly and other periodic reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act (the “SEC Reporting Obligations”) will terminate and the Company will no longer be subject to certain other provisions of the Exchange Act. Without the SEC Reporting Obligations, the Company would be relieved of the considerable cost and administrative burdens associated with operating as a public company required to comply with the SEC Reporting Obligations.

De-registration of the Company’s common stock does not require shareholder approval, but the Board of Directors felt that the shareholders should have a say in this important matter. Accordingly, the Board of Directors unanimously recommends that the stockholders authorize the voluntary termination of the Company’s registration with the SEC.

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

--Annual Reports on Form 10-K
--Quarterly Reports on Form 10-Q
--Current Reports on Form 8-K
--Proxy Statements on Schedule 14(a)

Since the Company intends to terminate its registration with the SEC, the continuing shareholders of the Company will no longer have the protection of certain securities laws and the rules and regulations promulgated by the SEC. Specifically, the continuing shareholders will not have the benefit of receiving (i) an Annual Report on Form 10-KSB, including audited financial statements, (ii) quarterly reports on Form 10-QSB, (iii) reports of current events on Form 8-K, and (iv) a Proxy Statement in connection with the Company’s Annual Meeting. Further, officers, directors, and affiliated shareholder will not be required to file Form 3, Form 4, or Form 5 with the SEC. These forms disclose changes in beneficial ownership of the Company’s common stock. The Company will not be required to comply with the requirements of obtaining an independent auditor’s opinion on the adequacy on the Company’s internal controls. Potential acquirers of the Company will not have the obligation to file disclosure documents with the SEC and send such documents to our continuing shareholders. Furthermore, the transfer of shares of the Company might be restricted under Rule 144 for an indefinite period. The continuing shareholders of the Company should take these factors into consideration.

Our management and several of our employees expend considerable time and resources preparing and filing these reports that we are required to file with the SEC and we believe that such time and resources could be beneficially diverted to other areas of our operations that would allow management and other employees to focus more of their attention on our core business. Also, as a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may assist our competitors in challenging our business operations and to take market share, employees and customers away from us. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These include, but are not limited to, securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and EDGAR filing costs. Our registration and reporting costs have been increasing over the years due to the requirements imposed by the Sarbanes-Oxley Act of 2002 (“SOX”). Section 404 of SOX requires us to include in our Annual Report on Form 10-K our management’s report on an assessment of the effectiveness of our internal controls over financial reporting. We estimate that our costs and expenses incurred in connection with SEC reporting for 2012 was approximately $195,000.

As of April 22, 2013, we had 14,455,943 shares of our common stock issued and outstanding, held by approximately 280 shareholders of record. Since we have fewer than 300 shareholders, we have the option of voluntarily withdrawing from our reporting obligations under Section 12(g) of the Exchange Act.

Our Board of Directors and management believe that the recurring expense and burden of our SEC reporting requirements described above are not cost effective for us. Conversion to a non-SEC reporting company will allow us to avoid these costs and expenses. In addition, once our SEC Reporting Obligations are suspended, we will not be subject to the provisions of SOX or the liability provisions of the Exchange Act, and our officers will not be required to certify the accuracy of our financial statements.

In considering whether to terminate our registration with the SEC, the Board considered the following advantages:

1.           As a reporting company, we are required to expend significant costs in connection with our Exchange Act obligations, including, but not limited to, higher external auditing costs, higher costs of internal controls, increased SEC reporting costs, including XBRL interactive data tagging costs, increased legal and consulting costs, and special board meeting fees. Terminating our public company obligations will eliminate these additional and significant costs.

2.           As a reporting company, we are required to disclose information to the public, including to actual or potential competitors that may assist those competitors to challenge our business operations and to take market share, employees and customers away from us. Suspending our public company reporting obligations would help to protect that sensitive information from required or inadvertent disclosure.

3.           Operating as a non-SEC reporting company will reduce the burden on our management and employees that arise from increasingly-stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business.

4.           Operating as a non-SEC reporting company may reduce expectations to produce and publicly report short-term per shares earnings. This may increase management’s flexibility to consider and balance actions between short term and long term income goals.

5.           Our shareholders may receive limited benefit from being an SEC reporting company, because of our relatively small size and the limited trading of our stock, as compared to the costs associated with SEC compliance.

6.           Our ability to explore, secure and structure financing or other transactions to maximize long-term shareholder value through prospective capital providers or a potential sale, merger, consolidation or other business combination between us and a third party may be more successful without the requirements of publicly reporting such negotiations and transactions.

In addition to the advantages of terminating our registration with the SEC, the Board considered the following disadvantages of such termination:

1.           Our shareholders will lose the benefits of registered securities, such as access to the information about us that is required to be disclosed in periodic reports to the SEC.

2.           Our shareholders will lose certain statutory safeguards, because we will no longer be subject to the requirements of SOX, which require our CEO and CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC.

3.           The value and liquidity of our stock may be reduced as a result of our no longer being a public company.

4.           The costs we will incur, in terms of time and dollars, in order to withdraw from registration, which are projected to be less than the savings we anticipate as a result of such move.

5.           Potential liability may exist for our officers and directors as a result of our withdrawal from registration.

6.           We may have increased difficulty in raising equity capital in the future, which may potentially limit our ability to expand.

As a relatively small company whose shares are not frequently traded, we have struggled to maintain the costs associated with being a public company while not enjoying many of the benefits. In addition, in order for us to maximize the long-term value of ownership in the Company, it is necessary for us to explore from time to time various potential options with third parties, including both equity and debt financing options as well as business consolidation transactions. We are undertaking the withdrawal of our registration at this time in order to end our SEC Reporting Obligations, which will enable us to save our shareholders the substantial costs associated with being a reporting company. These costs are all expected to increase over time. The specific factors to consider in electing at this time to undertake withdrawal from registration and become a non-SEC reporting company are as follows:

1.           We estimate that we will be able to reallocate resources, eliminate costs, avoid anticipated future costs, eliminate the requirement to make periodic reports, and reduce the expense of communications with our shareholders. These annual expenses are expected to include legal expenses, accounting and auditing expenses, expenses for testing internal control audits, XBRL interactive data tagging expenses and miscellaneous. We will also realize cost savings from reduced staff in management time, including internal audit, financial staff and executive management, time spent on securities law compliance.

2.           We believe the disclosure and procedural requirements of the SEC reporting rules and SOX, divert efforts of our Board of Directors, management and staff and will result in significant savings in legal, accounting and administrative expenses, without commensurate benefit to our shareholders.

3.           In the opinion of our Directors, little or no justification exists for the continuing direct and indirect costs of registration with the SEC given that our compliance costs have increased as the result of heightened government oversight, our low trading volume, and any need to raise capital or enter into other financing or business consolidation arrangements through the sale of securities in the public market. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private institutional sales of equity or debt securities or alternative business consolidation opportunities. Although we recognize that there is no assurance that we will be able to raise additional capital or finalize any business consolidation transaction with a third party.

4.           As an SEC reporting company, we are required to disclose information to the public, including to actual and potential competitors which may be helpful to those competitors and which may challenge our business operations. These competitors and potential competitors can use that information against us in an effort to take market share, employees and customers away from us. Terminating our reporting obligation will help us protect that sensitive information from required or inadvertent disclosure.

5.           We expect that operating as a non-SEC reporting company will reduce the burden on our management and employees that arise from the increasingly stringent SEC reporting requirements. This will allow our management and employees to focus more of their attention on our business and our customers.

6.           We expect that operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate actions such as mergers and other transactions without being required to file preliminary proxy statements with the SEC and otherwise comply with SEC regulations.

7.           Operating as a non-SEC reporting company without the expectation of producing short-term, per share earnings may increase management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

8.           We considered that some of our shareholders may prefer to continue as shareholders of an SEC reporting company, which is a factor against the withdrawal from registration. However, we believe that the disadvantages of remaining a public reporting company outweigh any advantages. We have no present intention to raise capital through the sale of securities in a public offering or to acquire other business entities using our stock as a consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC reporting company may offer.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 5

Our Board of Directors believes that the withdrawal from registration with the SEC is in the best interest of our shareholders and unanimously recommend that you vote for the withdrawal. In the event the shareholders do not approve this Proposal No. 5, the Company will not withdraw its registration with the SEC at this time.

OTHER MATTERS

The Company’s management is not aware of any other matters that may come before the Meeting. The proxies named in the accompanying Proxy form will vote the Proxy in accordance with their judgment if any other matter does properly come before the Meeting.

A copy of the Annual Report to shareholders is enclosed with this Proxy Statement. Copies of the Company’s 10-K Annual Report are available upon request by contacting Elizabeth Redding at the Company at 1 Main Street North, Minot, ND 58703.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2014 Meeting must be received by the Secretary of the Company, 1 Main Street North, Minot, North Dakota 58703, no later than December 14, 2013, for inclusion in the Proxy Statement and form of Proxy for such Meeting. If notice of any other shareholder proposal intended to be presented at the 2014 Annual Meeting of shareholders but not intended to be included in the Company’s Proxy Statement and form of Proxy for such Meeting is not received by the Company on or before March 5, 2014, the Proxy solicited by the Board of the Company for use in connection with the Meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in the Company’s Proxy Statement for that Meeting of either the proposal or how such proxies intend to exercise their voting discretion.

VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Company whether other persons are the beneficial owners of the Company’s shares for which Proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Company’s shares.

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed Proxy form and Notice of Annual Meeting and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement has been or will be borne by the Company. The Company will reimburse banks and brokers who hold the Company’s shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold those shares. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

It is important that Proxies be returned promptly. Shareholders, whether or not they expect to attend the meeting in person, are urged to complete, date and sign the enclosed form of Proxy and return it promptly in the envelope provided for that purpose. By returning your form of Proxy promptly, you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Shareholders who attend the Meeting may revoke a prior Proxy and vote their Proxy in person as set forth above in this Proxy Statement.

By Order of the Board of Directors

/s/ Elizabeth Redding
Elizabeth Redding, Secretary
Dated: May 21, 2013

PROXY CARD

«NAME» «ADDRESS» «CITY» «STATE» «ZIP»

Proxy

ANNUAL MEETING OF SHAREHOLDERS
JUNE 19, 2013

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Jeffrey A. Cummer or Richard W. Jones or either of them acting in the absence of the other, with full power of substitution, to act as attorneys and proxies of the undersigned to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Capital Financial Holdings, Inc., (the “Meeting”), to be held June 19, 2013, at 9:00 a.m. at the Sleep Inn, 2400 10th Street NW, Minot, ND, and at any and all adjournments and postponements thereof.

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

THE BOARD OF DIRECTORS SOLICIT THIS PROXY CARD AND THEY RECOMMEND A VOTE FOR EACH OF THE LISTED NOMINEES AND THE FOLLOWING PROPOSALS.

Proposal 1:
The election as Directors of all nominees listed below (except as marked to the contrary), to serve until the Annual Meeting of the Shareholders of the Company in fiscal year 2014 or until their successors have been duly elected or qualified.

		For	Withhold Authority

	Vance Castleman	☐	☐

	Vaune M. Cripe	☐	☐

	Jeffrey A. Cummer	☐	☐

	Myron D. Thompson	☐	☐

	Gregory G. Philipps	☐	☐

Proposal 2:	Ratification of Hein & Associates, LLP to provide audit services to the Company that include the examination of the Company’s annual consolidated financial statements for fiscal year 2012.

	For Proposal 2	Withhold Authority to Vote for Proposal 2

	☐	☐

Proposal 3:	To approve a plan of recapitalization and to amend the articles of incorporation to provide for a 10,000 to one (1) reverse stock split.

	For Proposal 3	Withhold Authority to Vote for Proposal 3

	☐	☐

Proposal 4:	To approve the conversion of the Company from a corporation to a limited liability company in accordance with North Dakota Law.

	For Proposal 4	Withhold Authority to Vote for Proposal 4

	☐	☐

Proposal 5:	To approve the Company’s voluntary withdrawal from its obligation to file reports with the United States Securities and Exchange Commission. (Advisory)

	For Proposal 5	Withhold Authority to Vote for Proposal 5

	☐	☐

IMPORTANT: This Proxy Card must be completed, signed, and dated below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY CARD IN THEIR BEST JUDGMENT.

PLEASE DATE, SIGN, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED STAMPED ENVELOPE.

Please sign exactly as name(s) appear(s) above. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Account	Shares
Signature and Title (if applicable)
«Account»	«ShareBalance»
Date
«NAME» «ADDRESS» «CITY» «STATE» «ZIP»
Signature, if held jointly

Date

The undersigned acknowledges receipt from the Company, before execution of this Proxy Card of the following: (1) Annual Report to Shareholders, (2) Notice of the Meeting, and (3) Proxy Statement for the Meeting.

Exhibit A

CAPITAL FINANCIAL HOLDINGS, INC.
Audit Committee Charter

PURPOSE

The Audit Committee (“Committee”) is a committee of the Board of Directors (“Board) of Capital Financial Holdings, Inc. (“Corporation”). The primary function of the Committee will be to assist the Board in fulfilling its oversight responsibilities to the shareholders and the investment community. The purposes of the audit committee are:

a)	to oversee the accounting and financial reporting process of the Corporation and its internal control over financial reporting;

b)	to oversee the quality and integrity of the Corporation’s financial statements and the independent audit thereof;

c)
to oversee, or, as appropriate, assist Board oversight of the Corporation’s compliance with legal and regulatory requirements that relate to the Corporation’s accounting and financial reporting, internal control over financial reporting and independent audits;

d)
to approve prior to appointment the engagement of the Corporation’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Corporation’s independent auditors; and

e)	to act as liaison between the independent auditors, management and the full Board.

AUTHORITY

The Committee has the authority to engage independent counsel and advisors as it determines necessary to carry out its duties.
The Committee shall have the resources and authority appropriate to discharge its responsibilities, including appropriate funding, as determined by the Committee, for payment of compensation to the auditors for the purpose of conducting the audit, the authority to retain and compensate special counsel and other experts or consultants as the Committee deems necessary, and the authority to obtain specialized training for Audit Committee members, at the expense of the Corporation, as appropriate.

MEMBERSHIP
The Committee should consist of a minimum of two Directors, all of whom must be independent as defined by section 10A-3(b)(1) of the exchange act. There may be unexpected circumstances in which there are fewer than two Directors at which time the independent directors of the Board will appoint a new audit committee member as soon as reasonably possible. The independent directors of the Board will appoint committee members and the committee chair and may replace members of the Committee for any reason.

Independence requires that the audit committee member (1) not accept directly or indirectly any consulting, advisory or other compensatory fee from the Corporation or its subsidiaries, other than for Board and Committee service, and (2) not be an “affiliated person “ of the Corporation or any of its subsidiaries.

The Board shall determine annually whether any member of the Committee is a “financial expert” as defined in the Sarbanes-Oxley Act Section 407.

Exhibit A

CAPITAL FINANCIAL HOLDINGS, INC.
Audit Committee Charter

Each member of the Committee has been placed in a position of trust and agrees that the member will not either directly or indirectly disclose to any person, firm or corporation or use for own personal benefit, any matters affecting or relating to the Company’s business including, but not limited to, the names of and confidential information concerning the Company’s trade secrets, manner of operations, electronic data processing systems, or any other information concerning the business of the employer, except as required by the duties of the Member.

MEETINGS

The Committee will meet four times annually or as frequently as circumstances require. All Committee members are expected to attend each meeting in person; however, members may attend telephonically, and the Committee may also act by written consent, to the extent permitted by law and by the Corporation’s by-laws. Members of management, auditors or others may be asked to attend meetings and provide pertinent information as necessary.

The Committee shall have the authority to meet privately, and shall prepare and retain minutes of these meetings and appropriate documentation of decisions made.

A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee.

RESPONSIBILITIES

To fulfill these responsibilities, the Audit Committee shall perform the following duties:

a)
To review and discuss the Corporation’s quarterly and annual financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors prior to the filing of the Corporation’s quarterly report on Form 10-Q and annual report on the 10-K, including a discussion with the independent auditors of the matters required by Statement of Auditing Standards No. 61, as amended.

b)	To appoint or replace the Corporation’s independent auditors and approve all fees payable to the independent auditors. The independent auditors shall report directly to the Committee.

c)	To review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the Corporation’s independent auditors.

d)
To evaluate matters that affect the independence and capabilities of the independent auditors, and confirm the receipt of a statement from the independent auditors assuring their independence on an annual basis.

e)
To review and approve, in advance, fees proposed to be charged to the Corporation by the auditors for each audit and non-audit service that is not prohibited under the Sarbanes-Oxley Act. Non-audit services need not be approved in advance only if (i) the aggregate amount of all such non-audit services is not more than 5% of all amounts paid to the independent auditors during the fiscal year and (ii) they are promptly brought to the attention of the Committee and approved prior to the completion of the audit.

f)
To review with the independent auditors information and comments with respect to the audit of the financial statements, any adjustments to such statements recommended by the auditors, and to review the auditor’s opinion.

Exhibit A

CAPITAL FINANCIAL HOLDINGS, INC.
Audit Committee Charter

g)	The Committee should obtain and discuss with management and the independent auditors reports and analyses from management and the independent auditors concerning:

i.	critical accounting policies and practices of the Corporation;
ii.	significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and
iii.	any other material written communications between the independent auditors and management.

h)
To review with the independent auditors any difficulties encountered during the course of the audit process, including any restrictions on the scope of the independent auditors’ activities or access to required information and any significant disagreements with management and management’s response to such matters.

i)	To report its activities to the full Board on a regular basis and to make any recommendations as deemed appropriate.

j)	To review the Audit Committee Charter at least annually and recommend to the full Board any changes the Committee deems appropriate.

k)
To follow Whistleblower Policies established as a mechanism for employees to report concerns about questionable accounting, internal accounting control or audit matters confidentially to the Committee.

l)	To perform such other functions as required by law or assigned by the Board.

Exhibit B

PLAN OF RECAPITALIZATION

On April 11, 2013 the Board of Directors of Capital Financial Holdings, Inc. (the “Company”) adopted a resolution declaring it to be in the best interests of the Company and its Shareholders to effectuate a ten thousand to one (10,000 to 1) reverse split of the Company’s Common Stock. The Board of Directors hereby submits to the Shareholders of the Company (“Shareholders”) for their approval, the following Plan of Recapitalization:

1.           Amendment to Articles of Incorporation. Subject to approval by the Company’s Shareholders, and subject to the terms of Section 2 of this Plan of Recapitalization, the Company shall file Articles of Amendment (“Amendment”) with the Secretary of State of North Dakota which shall amend the first paragraph of Article 4 of the Company’s Articles of Incorporation, by adding the following paragraph to read as follows:

“Reverse Split. Simultaneously with the effective date of this Amendment (the “Effective Time”) each of ten thousand shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the “Reverse Split”), into one (1) share of the Company’s outstanding Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (“Old Certificates,” whether one or more) shall be entitled to receive new shares which will be noted on the records of the Company in book form. Such Old Certificates should be transmitted to the Company’s transfer agent for cancellation. A certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates or script representing fractional share interests in New Common Stock will be issued; instead cash payments will be made therefore. In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive cash representing the fair value of the fractional share which shall be paid to the Shareholder. If more than one (1) Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than in which the Old Certificate was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock or transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable. From and after the Effective Time, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Articles of Incorporation, as amended, to the “Common Stock” shall, after the Effective Time, refer to the “New Common Stock.” The filing of the Amendment shall not cause any change in the number of shares of any series of Preferred Stock that are issued and outstanding at the time the Amendment is filed.”

2.           Reverse Split. Immediately upon filing the Articles of Amendment with the Secretary of State of North Dakota, each ten thousand (10,000) currently outstanding shares of the Company’s common stock (the “Old Common Stock”) shall be converted into one (1) post-Reverse Split fully paid and non-assessable share of the Company’s common stock (the “New Common Stock”).

3.           No Fractional Shares. No Shareholder shall receive fractional shares pursuant to the Reverse Split. Any Shareholder that would be entitled to receive a fraction of a share, shall instead receive a cash payment for the fractional share equal to the fair value of his or her common stock. That valuation will be based on the average closing price of the common stock for the previous sixty (60) calendar days immediately preceding the Effective Time. All Shareholders holding fewer than 10,000 shares of common stock will cease to be holders of common stock and will no longer have any interest as a Shareholder in the Company. They will only be entitled to receive cash in lieu of fractional shares.

4.           Exchange of Old Certificates. As soon as practicable after the Effective Date, the Company shall notify its Shareholders and ask them to surrender their certificates representing Old Common Stock to the Company’s transfer agent. The shares of New Common Stock will be noted on the books of the Company in book form. Until so surrendered, each ten thousand (10,000) outstanding shares of Old Common Stock shall be deemed for all corporate purposes to evidence the ownership of one (1) share of New Common Stock.

5.           Stock Option Plans. The number of shares issuable under the Company’s Stock Option Plans (“Director’s Plan”) (collectively, the “Option Plans”) and the number of shares issuable upon the exercise of options outstanding at the time of the filing of the Articles of Amendment, shall be decreased in proportion to the one (1) for ten thousand (10,000) exchange ratio established by the Reverse Split and the exercise price per share of such outstanding options shall be increased in proportion to such exchange ratio.

6.           Preferred Stock. The Plan of Recapitalization shall have no effect on the issued and authorized Preferred Stock of the Company.

7.           Directors Abandon Plan. The Directors are authorized to abandon the Reverse Split set forth in this Plan of Recapitalization and Amendment at any time prior to the Effective Date, whether before or after approval of the Shareholders of the Corporation.

Authorized and accepted on the date first above written by the Board of Directors.

____________________________________
___________________, Secretary

Exhibit C

CAPITAL FINANCIAL HOLDINGS, INC. PLAN OF
CONVERSION TO BECOME A LIMITED LIABILITY COMPANY

Capital Financial Holdings, Inc., a North Dakota corporation (the "Corporation") shall elect to become a limited liability company (the "Election") upon adoption of this plan by the Board of Directors of the Corporation and approval of this plan by the Shareholders of the Corporation in accordance with the requirements of Section 10-19.1-104.1, et seq. of the North Dakota Business Corporation Act (the "Act").

1. The name of the converting organization before conversion: Capital Financial Holdings, Inc.

2. The form of the converting organization before conversion: corporation.

3. The name of the converted organization after the conversion: Capital Financial Holdings, LLC.

4. The form of the converted organization after conversion: limited liability company.

5. Each share of the Corporation's common stock shall be converted into one (1) member share in the limited liability company and the ownership in the limited liability company immediately after the conversion shall be equal to the ownership of the Corporation before the conversion.

6. The conversion may be effected by each Shareholder in the Corporation submitting their share certificates to the Company. The Company will then issue a new Member Share Certificate in accordance with Article 5 above.

7. Upon the conversion becoming effective, the provisions of Section 10-19.1-104.1, et seq. of the Act shall apply in full to the conversion of the Corporation into a limited liability company and the assumption of all rights, duties and obligations of the Corporation by such limited liability company.

8. At the conversion date, all the rights and property, whether real, personal, or mixed, of the Company shall be vested in the limited liability company. All debts, liabilities, and obligations of the Company shall continue as debts, liabilities, and obligations of the limited liability company. All rights of creditors and liens upon the property of the Company shall be preserved unimpaired and remain enforceable against the limited liability company to the same extent as against the Company as if the conversion had not occurred. Any action or proceeding pending by or against the Company may be continued against the limited liability company as if the conversion had not occurred.

9. The provisions of the Articles of Organization of the limited liability company as filed with the North Dakota Secretary of State and Operating Agreement as adopted by the Members and Governors of the limited liability company shall be the governing documents of the limited liability company upon which the Members of the limited liability company shall be bound.

10. The Officers and Directors of the Company shall become the Governors of the limited liability company upon conversion.

11. The Articles of Organization of the converted organization are set forth in Exhibit "A" attached hereto.

12. A written Operating Agreement (the “Operating Agreement”) attached hereto as Exhibit “B” shall be the governing instrument of the converted organization and such Operating Agreement will be effective immediately as of the effective date of this conversion.

IN WITNESS WHEREOF, Capital Financial Holdings, Inc. has caused this Plan of Conversion to be executed by an authorized officer on this ____ day of ___________, 2013.

CAPITAL FINANCIAL HOLDINGS, INC.

By:	_________________________________
_______________, Authorized Officer

EXHIBIT A TO PLAN OF CONVERSION

ARTICLES OF ORGANIZATION

OF

CAPITAL FINANCIAL HOLDINGS, LLC

I.

Name

The name of the limited liability company is: Capital Financial Holdings, LLC.

II.

Registered Agent

The name of the Registered Agent of the limited liability company is:

John Carlson
1 Main Street North
Minot, ND 58703
III.

Organizer Name and Address

The name and address of each organizer is:

John Carlson
1 Main Street North
Minot, ND 58703
IV.

Effective Date

The effective date of organization is the date of filing of these Articles of Organization.

V.

Period of Existence

The period of existence of the limited liability company is perpetual.

IN WITNESS WHEREOF the undersigned has executed these Articles of Organization on this ____ day of ___________________, 2013.

John Carlson, Organizer

Exhibit B to Plan of Conversion OPERATING AGREEMENT OF CAPITAL FINANCIAL HOLDINGS, LLC Dated as of _________________, 2013

ARTICLE 6: RIGHTS AND OBLIGATIONS OF MEMBERS		20
6.1	Limitation on Liability	20
6.2	No Liability for Company Obligations	20
6.3	List of Members	20
6.4	Approval of Significant Transaction	20
6.5	Priority and Return of Capital	20
6.6	Representations and Warranties	21

ARTICLE 7: MEETING OF MEMBERS		21
7.1	Annual Meeting	21
7.2	Special Meetings	21
7.3	Place of Meetings	21
7.4	Remote Communications for Member Meetings	22
7.5	Notice of Meetings	22
7.6	Meeting of all Members	22
7.7	Record Date	23
7.8	Quorum	23
7.9	Manner of Acting	23
7.10	Proxies	23
7.11	Action by Members Without a Meeting	23
7.12	Waiver of Notice	23
7.13	Voting Rights	24
7.14	Voting List	24

ARTICLE 8: CONTRIBTUIONS TO THE COMPANY AND CAPTITAL ACCOUNTS		24
8.1	Member’s Capital Contributions	24
8.2	Capital Accounts	24
8.3	Additional Contributions	24
8.4	Withdrawal or Reduction of Members’ Contributions to Capital	24
8.5	Debts of the Company	25

ARTICLE 9: MEMBER CERTIFICATES AND ORGANIZATION MEETING		25
9.1	Authorized Shares	25
9.2	Issuance of Additional Units/Other Compensation Agreements	25
9.3	Certificates	25
9.4	Certificate Register	25
9.5	Lost, Stolen or Destroyed Certificates	26
9.6	Registered Owner	26

ARTICLE 10: ALLOCATIONS		26
10.1	Allocation of Profits	26
10.2	Allocation of Losses	26
10.3	Regulatory Allocations	26
10.4	Other Allocation Rights	28
10.5	Distributions of Net Cash from Operations	29
10.6	Distribution of Net Cash from Sales or Refinancings	29
10.7	Limitation on Distributions	29
10.8	Consequences of Distributions	29
10.9	Allocation of Income, Loss and Distributions in Respect of Shares Transferred or Sold by the Company	29
10.10	Amounts Withheld	30

ARTICLE 11: BOOKS, RECORDS AND TAX MATTERS		30
11.1	Books of Accounts and Records	30
11.2	Accounting Period	30
11.3	Bank Accounts	30
11.4	Records, Audits and Reports	30
11.5	Accounting Method	32
11.6	Reports	32
11.7	Tax Matters Partner	32
11.8	Tax Audit of Company	32
11.9	Tax Audits of Members	32
11.10	Tax Elections	32

ARTICLE 12: TRANSFERABILITY		33
12.1	General	33
12.2	Transfer	33
12.3	Substituted Members	34
12.4	Preemptive Rights	34

ARTICLE 13: ADMISSION OF MEMBERS AND ADDITIONAL MEMBERS		35

ARTICLE 14: INDEMNIFICATION		35
14.1	Indemnification by Company	35
14.2	Indemnification Not Exclusive	36
14.3	No Agency	36
14.4	Indemnification Limited by Law	36
14.5	Amendment to Indemnification Provisions	36

ARTICLE 15: DISSOLUTION AND TERMINATION		36
15.1	Dissolution	36
15.2	Effect of Dissolution	37
15.3	Winding Up, Liquidation and Distribution of Assets	37
15.4	Termination	39
15.5	Return of Contribution Non-recourse to Other Members	39
15.6	Deficit Capital Account	39
15.7	Nonrecourse to Other Members	39

ARTICLE 16: MISCELLANEOUS PROVISIONS		39
16.1	Application of North Dakota Law	39
16.2	Execution of Additional Instruments	39
16.3	Construction	39
16.4	Waivers	39
16.5	Rights and Remedies Cumulative	39
16.6	Severability	40
16.7	Heirs, Successors and Assigns	40
16.8	Creditors	40
16.9	Counterparts	40
16.10	Certification of Non-Foreign Status	40
16.11	Notices	40
16.12	Amendments	40
16.13	Invalidity	40
16.14	Captions	40
16.15	Banking	41
16.16	Arbitration	41
16.17	Determination of Matters Not Provided For In This Operating Agreement	41
16.18	Compliance with the North Dakota Act	41
16.19	Additional Actions and Documents	41
16.20	Pronouns	41
16.21	Headings	41
16.22	Public Statements	41
16.23	Binding Effect	42
16.24	Limitation on Benefits of the Agreement	42
16.25	No Partnership Intended for Nontax Purposes	42
16.26	Wavier of Action for Partition	42
16.27	Invalidity	42
16.28	Rights and Remedies Cumulative	42
16.29	Specific Performance	42
16.30	Confidential Information	42
16.31	Complete Agreement	43
16.32	Time	43

OPERATING AGREEMENT

OF

CAPITAL FINANCIAL HOLDINGS, LLC

ARTICLE 1.

DEFINITIONS

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein);

“Adjusted Capital Account Deficit” means, with respect to any Member or Economic Interest Owner, the deficit balance, if any, in such person’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a)
Credit to such Capital Account any amounts which such person is obligated to restore pursuant to this Operating Agreement or pursuant to Treasury Regulation § 1.704-1(b)(2)(ii)(a) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)	Debit to such Capital Account the items described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” means, as of any day, a Member’s or Economic Interest Owner’s Capital Contributions adjusted as follows:

(a)
Increased by the amount of any Company liabilities which, in connection with distributions pursuant to Sections 10.6(a) and 14.3(b)(4)(ii) hereof, are assumed by such person or are secured by any property of the Company distributed to such person; and

(b)	Reduced by the amount of cash and the value of any other property of the Company distributed to such person pursuant to Sections 10.6(a) and 14.3(b)(4)(ii) hereof.

In the event any person transfers all or any portion of his Ownership Interest in accordance with the terms of this Operating Agreement, his transferee shall succeed to the Adjusted Capital Contribution of the transferor to the extent it relates to the transferred Ownership Interest.

“Articles of Organization” means the Articles of Organization of Capital Financial Holdings, LLC, as filed with the Secretary of State of North Dakota on _________________, 2013, as the same may be amended from time to time.

“Affiliate” means (i) in the case of an individual, any relative of such person, (ii) any officer, Governor, trustee, partner, Governor, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (iv) any officer, Governor, trustee, partner, governor, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person.

“Capital Account” means, with respect to any Member or Economic Interest Owner, the Capital Account maintained for such person in accordance with the following provisions:

(i)
To each person’s Capital Account there shall be credited such person’s Capital Contributions, such person’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 10.3 or Section 10.4 hereof, and the amount of any Company liabilities assumed by such person or which are secured by any Company Property distributed to such person.

(ii)
To each person’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such person pursuant to any provision of this Operating Agreement, such person’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 10.3 or 10.4 hereof, and the amount of any liabilities of such person assumed by the Company or which are secured by any property contributed by such person to the Company.

(iii)
In the event any interest in the Company is transferred in accordance with the terms of this Operating Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(iv)	In determining the amount of any liability for purposes of this Operating Agreement, there shall be taken into account § 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Operating Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. The Governors shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and Economic Interest Owners and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Regulation § 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Operating Agreement not to comply with Regulation § 1.704-1(b).

“Capital Contribution” means, with respect to any Member or Economic Interest Owner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Economic Interest held by such person. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be included in the Capital Account of any person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulation § 1.704-1 (b)(2)(iv)(d)(2).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Capital Financial Holdings, LLC.

“Company Minimum Gain” has the meaning set forth in Treasury Regulation § 1.704-2(b)(2) and is computed in accordance with Treasury Regulation § 1.704-2(d).

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method elected by the Governors.

“Economic Interest” means a Member’s or Economic Interest Owner’s share of one or more of the Company’s Profits, Losses and distributions of the Company’s assets pursuant to this Operating Agreement and the North Dakota Act, but shall not include any right to vote on, consent to or otherwise participate in any decision of the Members or Governors.

“Economic Interest Owner” means the owner of an economic interest in the Company who has not been admitted to Membership under the terms hereof. The Economic Interest Owner shall be entitled to the economic benefits associated with the Shares that a Member has purported to transfer to him. Notwithstanding the foregoing, an Economic Interest Owner shall not be entitled to vote as a Member or to have any non-economic right, interest or benefit in the Company, all in accordance with the North Dakota Act.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)
The initial Gross Asset Value of any asset contributed by a Member to the Company (or deemed contributed to the Company following Code § 708(b)(i)(B) termination) shall be the gross fair market value of such asset, as determined by the contributing Member and the Governor;

(ii)
The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Governors, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member or Economic Interest Owner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member or Economic Interest Owner of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Regulation § 1.704-1(b)(2)(ii)(g): provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Governors reasonably determine that such adjustments are necessary or appropriate to reflect the relative Economic Interest of the Members and Economic Interest Owners in the Company;

(iii)	The Gross Asset Value of any Company asset distributed to any Member or Economic Interest Owner shall be the gross fair market value of such asset on the date of distribution; and

(iv)
The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to § 734(b) or § 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation § 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subpart (iv) to the extent the Governors determine that an adjustment pursuant to subpart (ii) of this paragraph is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subpart (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to this provision, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Initial Capital Contribution” means the initial contribution to the capital of the Company made by a Member pursuant to this Operating Agreement.

“Majority Interest” means the Ownership Interest of Members which, taken together, exceed fifty percent (50%) of the aggregate of all Ownership Interests owned by the Members.

“Majority Members” means that group of Members holding Member Shares with an ownership Interest of greater than 50%.

“Governors” One or more governors designated pursuant to this Operating Agreement. Initially the term Governors shall mean _____________________________, or any other person(s) that succeed such persons as Governors hereunder. The singular of the term “Governors” used herein shall include the plural Governors.

“Member” Each of the parties who own Member Shares, who executes a counterpart of this Operating Agreement as a Member and who is accepted as a Member in accordance with the terms hereof. To the extent a Governor has purchased a Membership Interest in the Company, he will have all the rights of a Member with respect to such Membership Interest, and the term “Member” as used herein shall include a Governor to the extent he has purchased such Membership Interest in the Company. If a person is a Member immediately prior to the purchase or other acquisition by such person of an Economic Interest, such person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

“Membership Interest” A Member’s entire interest in the Company including such Member’s Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement or the North Dakota Act.

“Net Cash From Operations” means the gross cash proceeds from Company operations less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Governors. “Net Cash From Operations” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Net Cash From Sales or Refinancings” means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of property of the Company, less any portion thereof used to establish operating reserves and other reserves as determined in the complete discretion of the Governors. “Net Cash From Sales or Refinancings” shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of property of the Company.

“Non-recourse Deductions” has the meaning set forth in Treasury Regulation § 1.704-2(b)(3). The amount of Non-recourse Deductions for a Company Fiscal Year is determined in accordance with Treasury Regulation § 1.704-2(c) and equals the net increase in Company Minimum Gain during the year, reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a Non-recourse Liability that are allocable to an increase in Company Minimum Gain; provided that increases in Company Minimum Gain resulting from conversions, refinancings, or other changes to a debt instrument described in Treasury Regulation § 1.704-2(g)(3) shall not generate Non-recourse Deductions.

“Non-recourse Liabilities” has the meaning set forth in Treasury Regulation § 1.752-1(a)(2).

“Non-recourse Debt” or “Non-recourse Liability” means, as set forth in Treasury Regulation § 1.704-2(b)(4), any Company liability to the extent that the liability is non-recourse for purposes of Treasury Regulation § 1.1001-2, and a Member and/or Economic Interest Owner (or related person within the meaning of Regulation § 1.752-4(b)) bears the economic risk of loss within the meaning of Treasury Regulation § 1.752-2.

“Non-recourse Debt Minimum Gain” means, an amount, with respect to each Non-recourse Debt, determined in accordance with Treasury Regulation § 1.704-2(i)(3).

“North Dakota Act” means the North Dakota Limited Liability Company Act at 10-32-01, et. seq. of the North Dakota Century Code.

“Operating Agreement” This Operating Agreement as originally executed and as amended from time to time. This Operating Agreement may also be referred to as Bylaws in accordance with the North Dakota Act.

“Ownership Interest”. The ratio that each Member’s or Economic Interest Owner’s Shares in the Company bears to the aggregate of all the Shares issued by the Company and outstanding as of a particular time as set forth in the Certificate Register attached hereto as Exhibit “A”, which may be amended from time to time.

“Person”. Any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “person” where the context so permits.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)
Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b)
Any expenditures of the Company described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

(c)
In the event the Gross Asset Value of any Company asset is adjusted pursuant to this Operating Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)
Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)
In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with this Operating Agreement; and

(f)
Notwithstanding any other provisions of this definition, any items which are specifically allocated pursuant to Section 10.3 or Section 10.4 hereof shall not be taken into account in computing Profits or Losses.

“Property” means the assets which will be acquired and operated by the Company pursuant to this Operating Agreement.

“Shares or Member Shares”. Shall refer to the shares of the Company issued to Members, evidenced by Member Certificates, which shall reflect the number of shares owned by the Member in the Company and shall be registered on the Certificate Register of the Company.

“Transferring Member”. A Member or Economic Interest Owner who sells, assigns, pledges, hypothecates or otherwise transfers for consideration or gratuitously all or any portion of its Membership Interest or Economic Interest.

“Treasury Regulation” or “Regulation”. The Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE 2.

FORMATION OF COMPANY

2.1. Formation. On ___________________, 2013 the Company was formed as a North Dakota limited liability company by executing and delivering Articles of Organization to the Secretary of State of North Dakota in accordance with the provisions of the North Dakota Act.

2.2. Name. The name of the Company is Capital Financial Holdings, LLC. The business of the Company may be conducted under any other name permitted by the North Dakota Act that is deemed necessary or desirable by the Governors in their sole discretion. The Governors or the appropriate officers or other authorized representatives of the Company promptly shall execute, file and record or cause to be executed, filed and recorded, any assumed or fictitious name or Articles of Organization required by the laws of North Dakota or any state in which the Company conducts business.

2.3. Principal Place of Business. The principal place of business of the Company within the State of North Dakota is 1 Main Street North, Minot, North Dakota 58703. The Company may locate its places of business and registered office at any other place or places as the Governors may from time to time deem advisable. The Governors may in their sole discretion, establish and maintain such other offices and additional places of business either within or without the State of North Dakota, as they deems appropriate.

2.4. Registered Office and Registered Agent. The Company’s initial registered office shall be at the office of its registered agent at 1 Main Street North, Minot, North Dakota 58703, and the name of its initial registered agent at such address is John Carlson. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of North Dakota pursuant to the North Dakota Act and the applicable rules promulgated thereunder.

2.5. Term. The term of the Company shall commence on the date the Articles of Organization were filed with the Secretary of State of North Dakota and shall continue thereafter until the Company is terminated, dissolved or liquidated in accordance with the provisions of Article 15 hereof.

2.6. Actions. The Members and the Governors of the Company hereby:

(a)	Approve and ratify the filing of the Articles of Organization with the North Dakota Secretary of State for the purpose of forming the Company;

(b)	Confirm and agree to their status as Members of the Company;

(c)	Execute this Agreement and agree to the terms hereof for the purpose of establishing therights, duties and relationship of the Members and the Governors;

(d)	Hereby delegate the management of the Company to the Governors in accordance withArticle 5 hereunder;

(e)
(i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Governors or the appropriate officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Articles of Organization as may be required, either by the North Dakota Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained herein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the North Dakota Act; and

(f)
Each represent and warrant that they are duly authorized to execute, deliver and perform their obligations under this Agreement and that if anyone executes this Agreement on behalf of such person, then the person executing this Agreement is duly authorized to do so and that this Agreement is binding on and enforceable against such Member or Governor in accordance with its terms.

2.7. Qualification to Transact Business. The Governors shall qualify the Company to transact business in such jurisdictions as the Governors shall determine from time to time to be necessary.

2.8. Tax Status. To the extent permitted by law, the Company will be treated as a partnership for federal, state and local income tax purposes, and the Members will not make an election to treat it as other than a partnership for tax purposes.

ARTICLE 3.

BUSINESS OF COMPANY
3.1. Business Purpose. The Company is organized for and shall be entitled to:

(a)	To engage in the business of acting as a holding company for other businesses and any and all lawful business for which a company may be authorized to engage in under the North Dakota Act.

(b)	To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the North Dakota Act.

(c)	To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

ARTICLE 4.

MEMBERS

Members shall be admitted in accordance with the procedures set forth in Article 12 and Article 13 hereof, and on admission the names and addresses of the Members shall be set forth in the Certificate Register of the Company, attached hereto as Exhibit “A”.

ARTICLE 5.

RIGHTS AND DUTIES OF GOVERNORS

5.1. Management. The business and affairs of the Company shall be managed by its Governor or Governors. Except for matters in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Governors shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business to the fullest extent allowed, permitted and authorized by the North Dakota Act unless such powers are limited or modified by a specific provision of this Operating Agreement. At any time when there is more than one Governor, any one Governor may take any action permitted to be taken by the Governors, unless the approval of more than one of the Governors is expressly required pursuant to this Operating Agreement or the North Dakota Act. All Governors who are Entities shall act through their officers, Governors, governors, general partners or other persons who are authorized to make policy decisions on behalf of the Entity.

5.2. Number, Tenure and Qualifications. The Company shall initially have one (1) Governor, and he shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. The number of Governors of the Company shall be fixed from time to time by the affirmative vote of Members holding a seventy-five percent (75%) Ownership Interest, but in no instance shall there be less than one Governor. Each Governor shall hold office until the next annual meeting of Members or until his successor shall have been elected and qualified. Governors shall be elected by the affirmative vote of Members holding at least a Majority Interest. Cumulative voting in accordance with 10-32-76 of the North Dakota Act shall be prohibited. Governors need not be residents of the State of North Dakota or Members of the Company.

5.3. Certain Powers of Governors. The powers of a Governor may be modified by the affirmative vote of Members holding a Majority Interest and one (1) Governor may have powers that are more limited than other Governors. Without limiting the generality of Section 5.1 and this Section, Governors shall, among other things, have power and authority on behalf of the Company to do the following:

(a) To acquire property from any person as the Governors may determine. The fact that a Governor or a Member is directly or indirectly affiliated or connected with any such person shall not prohibit the Governors from dealing with that person.

(b) To borrow money for the Company from banks, other lending institutions, the Governors, Members, or Affiliates of the Governors or Members on such terms as the Governors deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interest in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Governors, or to the extent permitted under the North Dakota Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Governors.

(c) To purchase liability and other insurance to protect the Company’s property and business.

(d) To hold and own any Company real and/or personal properties in the name of the Company.

(e) To invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments.

(f) Upon the affirmative vote of the Members of the Company as required by this Operating Agreement to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound. The affirmative vote of the Members shall not be required with respect to any sale or disposition of the Company’s assets in the ordinary course of the Company’s business.

(g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; certificates evidencing the Company’s Member Shares; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Governors, to the business of the Company.

(h) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds.

(i) To enter into any and all other agreements on behalf of the Company, with any other person for any purpose, in such forms as the Governors may approve.

(j) To offer and sell additional Member Shares under such terms and for such consideration as the Governors shall reasonably determine in the best interest of the Company in accordance with Section 13 hereof. In making such offers or sale, the Governors may, but shall not be required, to first make such Shares available to the Members in accordance with Section 8.3 hereof.

(k) To reimburse the Organizer for any and all costs and expenses incurred in connection with the formation of the Company and any other expenses or costs incurred by any other person in connection with the organization of the Company.

(l) To approve the form of seal to be used on behalf of the Company.

(m) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

Unless authorized to do so by this Operating Agreement or by a Governor or Governors of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Governors to act as an agent of the Company in accordance with the previous sentence.

5.4. Liability for Certain Acts. Each Governor shall act in a manner he or she believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Governor is not liable to the Company, its Members, or other Governors for any action taken in managing the business or affairs of the Limited Liability Company if he or she performs the duty of his or her office in compliance with the standard contained in this Section. No Governor has guaranteed nor shall have any obligation with respect to the return of a Member’s Capital Contributions or profits from the operation of the Company. No Governor shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Governor received a personal benefit in violation or breach of the provisions of this Operating Agreement. Each Governor shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented to them in accordance with the North Dakota Act.

5.5. Governors Have No Exclusive Duty to Company. The Governors shall not be required to manage the Company as their sole and exclusive function and they (or any Governor) may have other business interest and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Governors or to the income or proceeds derived therefrom. The Governors shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

Unless authorized to do so by this Operating Agreement or by a Governor or Governors of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Governors to act as an agent of the Company in accordance with the previous sentence.

5.6. Bank and Brokerage Accounts. The Governors may from time to time open bank and brokerage accounts in the name of the Company, and the Governors or the officers, Governors, governor, general partner or managing partner of such Governor shall be the sole signatories thereon, unless the Governors determine otherwise.

5.7. Resignation. Any Governor of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Governor shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Governor who is also a Member shall not affect the Governor’s rights as a Member and shall not constitute a withdrawal of a Member.

5.8. Removal. At a meeting called expressly for that purpose, all or some of the Governors may be removed at any time, with or without cause, by the affirmative vote of Members holding a Ownership Interest of sixty-seven percent (67%) or greater. The removal of a Governor who is also a Member shall not affect the Governor’s rights as a Member and shall not constitute a withdrawal of a Member.

5.9. Vacancies. Any vacancy occurring for any reason in the number of Governors of the Company may be filled by the affirmative vote of a majority of the remaining Governors then in office, provided that if there are no remaining Governors, the vacancy(ies) shall be filled by the affirmative vote of Members holding a Majority Interest. Any Governor’s position to be filled by reason of an increase in the number of Governors shall be filled by the affirmative vote of a majority of the Governors then in office or by the vote of Members holding a Majority Interest at an annual meeting or at a special meeting of Members called for that purpose or by the Members’ unanimous written consent. A Governor elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Governor chosen to fill a position resulting from an increase in the number of Governors shall hold office until the next annual meeting of Members and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

5.10. Salaries and Expenses. The salaries and other compensation of the Governors shall be fixed from time to time by an affirmative vote of Members holding at least a Majority Interest, and no Governor shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company. The Company shall reimburse each Governor or Officer for all reasonable expenses incurred in managing the Company. Each such payment of compensation to a Governor or Officer who is also a Member may be treated as a payment occurring between a partnership and one who is not a partner within the meaning of Code Section 707(a) or as a guaranteed payment within the meaning of Code Section 707(c), as determined by the Governor.

5.11. Exculpation. No Governor or officer shall be liable to any other Governor or officer, the Company or to any Member for any loss suffered by the Company unless such loss is caused by the gross negligence, willful misconduct, violation of law or material breach of this Agreement by such Governor. A Governor shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. The debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Governor shall be obligated personally for any such debt, obligation or liability by reason of his or her acting as a Governor of the Company. Any repeal or modification of this Section 5.12 shall not adversely affect any right or protection of a Governor of the Company existing at the time of such repeal or modification.

5.12. Savings Clause. If Article 14 or any portion thereof shall be invalidated on any ground or by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each person indemnified pursuant to Article 14 as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of Article 14 that shall not have been invalidated and to the fullest extent permitted by applicable law.

5.13. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein shall be made by the Governors.

5.14. Action by Written Consent. If there is more than one Governor the Governors may act without a meeting, if that number of Governors required to approve a particular measure sign a written consent setting forth the action taken and they deliver a Notice describing such actions and copies of the written consent to the Company and to any Governor who did not consent to such action. The Company shall file any such Governor consents with the minutes of the Company.

5.15. Deadlock. In the event the Governors deadlock with respect to any matter, then any Governor may submit the matter to the Members to decide the matter, in which case the matter shall be resolved by the decision of the Majority Members.

5.16. Outside Activities. Neither the Company nor any other Member or Governor shall have any right, by virtue of this Agreement, to share or participate in any outside investments or activities of the Members or the Governors or to the income or proceeds derived therefrom. No Member nor any of their respective Affiliates by virtue of their ownership of Member Shares shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and such Member shall continue to have the right to take for his or its own respective account or to recommend to others any such particular investment opportunity.

5.17. Meeting of Governors. Where there is more than one Governor, a regular meeting of the Board of Governors shall be held each year, without other notice than this Operating Agreement, at the place of and immediately following the Meeting of Members, and other regular meetings of the Board of Governors shall be held each year, at such time and place as the Board of Governors may provide, by resolution, either within or without the State of North Dakota, without other notice than such resolution.

5.18. Special Meeting of Governors. A special meeting of the Board of Governors may be called by a Governor. The Governor so calling any such meeting shall fix the time and place, either within or without the State of North Dakota, as the place for holding such meeting.

5.19. Notice. Written notice of special meetings of the Board of Governors shall be given to each Governor at least ten (10) days prior to the time of any such meeting. Any Governor may waive notice of any meeting. The attendance of a Governor at any meeting shall constitute a waiver of notice of such meeting, except where a Governor attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Governors needs to be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Operating Agreement if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

5.20. Quorum. A simple majority of the Board of Governors shall constitute a quorum for the transaction of business at any meeting of the Board of Governors, and the act of a majority of the Governors present at any meeting at which there is a quorum shall be the act of the Board of Governors, except as may be otherwise specifically provided by statute, by the Articles of Organization or by the Operating Agreement. If a quorum shall not be present at any meeting of the Board of Governors, the Governors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.21. Action Without Meeting. Unless otherwise restricted by the Articles of Organization or the Operating Agreement, any action required or permitted to be taken at any meeting of the Board of Governors or of any committee thereof may be taken without a meeting; provided that a written consent thereto is signed by the number of Governors which would be required to take the same actions at a meeting where all Governors were present. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

5.22. Electronic Attendance. Members of the Board of Governors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

5.23. Presiding Governor. All meetings of the Board of Governors shall be presided over by a Governor elected by the Board, and in his absence, such meeting shall be presided over by an attending Governor elected by the other Governors in attendance at the meeting.

5.24. Designation of Governors and Responsibilities. The Governors of the Company shall initially consist of a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, Treasurer, Chief Financial Officer, and a Chief Operating Officer. The Members may change the number, designations and duties of the Governors as they shall see fit from time to time by Majority Vote. Any two or more offices established herein may be held by the same person. The Governors may appoint such other agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they shall deem necessary, and these agents shall hold their offices for such terms and exercise the powers assigned to them, provided that no Governor may delegate any power beyond those granted to it by this Operating Agreement, by another Governor or by the Members.

(a) Vacancies. Any vacancy occurring in any Governor’s office by death, resignation, removal or otherwise may be filled by the President or the Members, at a special meeting duly called, for the unexpired portion of the term of that office.

(b) President. The President shall be the chief executive officer of the Company and, subject to the control of the Members, shall generally supervise and control the business and affairs of the Company. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Members. The President may sign, with the Secretary or any other officer of the Company thereunto authorized by the Members, certificates for shares of the Company and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments, except in cases where the signing and execution thereof has been expressly delegated by this Operating Agreement or by the Members to some other officer or agent of the Company. The President shall vote, or give a proxy to any other Governor of the Company to vote, all shares of stock of any other corporation standing in the name of the Company and, in general, shall perform all other duties of a Governor not otherwise delegated to any other Governor by this Operating Agreement or by the Members.

(c) Vice President. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, member certificates for shares of the Company and shall perform such other duties as shall from time to time be assigned to him by the President or the Governors. All Vice Presidents shall have such other duties as prescribed by the President or the Governors from time to time.

(d) Chief Operating Officer. The Chief Operating Officer of the Company shall manage the day to day operations of the Company and shall be empowered to execute such documents and make such decisions as are necessary to effect the foregoing, subject to the control of the President or the vote of the Members. In the absence of the President, or in the event of his inability or refusal to act, the Chief Operating Officer (or, in the event there shall be no Chief Operating Officer, the Executive Vice President) shall perform the duties and exercise the powers of the President.

(e) Secretary. The Secretary shall: (a) keep the minutes of the meetings of the Members and the Governors; (b) see that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law; (c) be custodian of the corporate records and of the seal of the Company, and see that the seal is affixed to all certificates for shares or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of this Operating Agreement; (d) keep or cause to be kept a register of the post office address of each Member as furnished by such Member; (e) sign, with the President, certificates for shares of the Company; (f) have general charge of the share transfer books of the Company; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Members. The Secretary shall have no other duties than those assigned herein, and shall have no power to execute contracts or otherwise bind the Company unless such power is delegated by another Governor under the terms of this Operating Agreement.

(f) Treasurer and Chief Financial Officer. If required by the Members, the Treasurer and Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Members shall determine. The Treasurer and Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for monies due and payable to the Company from any source whatsoever and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of this Operating Agreement; (c) prepare or cause to be prepared, for submission at each regular meeting of the Governors, at each annual meeting of the Members and at such other times as may be required by the President or Members, a statement of financial condition of the Company in such detail as may be required; and (d) in general, perform all of the duties incident to the office of Treasurer and Chief Financial Officer and such other duties as from time to time may be assigned by the President or the Members.

(g) Assistants. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or Members. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Treasurers shall, if required by the Governors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Governors shall determine.

ARTICLE 6.

RIGHTS AND OBLIGATIONS OF MEMBERS

6.1. Limitation on Liability. Each Member’s liability shall be limited as set forth in this Operating Agreement, the North Dakota Act and other applicable law.

6.2. No Liability for Company Obligations. No Member will have any personal liability for any debts or losses of the Company beyond his Capital Contribution, except as provided by law.

6.3. List of Members. Upon written request of any Member, the Governors shall provide the Members a list showing the names, addresses and Membership Interest and Economic Interest of all Members and Governors and the other information required by Section 10-32-51 of the North Dakota Act and maintained pursuant to Article 11.

6.4. Approval of Significant Transactions. The Members shall have the right, by the affirmative vote of Members holding at least a Majority Interest to approve (i) the sale, exchange or other disposition of all, or substantially all, of the Company’s assets (other than in the ordinary course of the Company’s business) which is to occur as part of a single transaction or plan, or (ii) any merger of the Company which results in the end of the Company’s existence.

6.5. Priority and Return of Capital. Except as may be expressly provided in Article 8 or Article 10, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Capital Contributions or as to Profits, Losses or distributions. This Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

6.6. Representations and Warranties.

(a) Each Member hereby represents and warrants to the Company and each other Member that: (i) if that Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to this Agreement and to perform its obligations hereunder and this Agreement is a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; (ii) the Member is acquiring Member Shares for the Member's own account as an investment and without an intent to distribute the Member Shares in violation of applicable securities laws; and (iii) the Member acknowledges that the Member Shares have not been registered or qualified under the Securities Act or any state securities laws and may not be resold or transferred by the Member without appropriate registration or qualification or the availability of an exemption from such requirements.

(b) Each Member hereby represents that he, she or it has been advised to consult with his or its own attorney regarding all legal matters concerning ownership of Member Shares and the tax consequences of participating in the Company, and has done so, to the extent he, she or it considers such consultation necessary and/or desirable.

(c) Each Member hereby acknowledges that the tax consequences to his, her or its ownership of Member Shares will depend on his, her or its particular circumstances, and neither the Company, the Governors, the Members, nor the partners, shareholders, Members, Governors, agents, officers, Governors, employees, Affiliates or consultants of any of them will be responsible or liable for the tax consequences to him, her or it which may be associated with the ownership of Member Shares. Each Member will look solely to, and rely upon, his or its own advisors with respect to the tax consequences associated with the ownership of Member Shares.

ARTICLE 7.

MEETINGS OF MEMBERS

7.1. Annual Meeting. The Company may have an annual meeting of the Members and if such meeting is held, it will be held on the third Tuesday in May or at such time as shall be determined by resolution of the Members or the Governors, commencing with the year following the year of execution of this Operating Agreement, for the purpose of the transaction of such business as may come before the meeting. When an annual meeting is held, there must be an election of qualified successors for Governors who serve for an indefinite term or whose terms have expired or are expected to expire within six (6) months of the date of the meeting, in accordance with Section 10-32-38 of the North Dakota Act.

7.2. Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Governor or by a Member or Members holding at least ten percent (10%) of the Ownership Interest.

7.3. Place of Meetings. The Members may designate any place, either within or outside the State of North Dakota, as the place of meeting for any meeting of the Members. If no designation is made the place of meeting shall be the principal executive office of the Company in the State of North Dakota.

7.4. Remote Communications for Member Meetings. In accordance with Section 10-32.43.2 of the North Dakota Act, a meeting of the members may be held solely by any combination of means of remote communication through which the participants may participate in the meeting:

(1) If notice of the meeting is given to every owner of membership interests entitled to vote; and

(2) If the membership interest held by the members participating in the meeting would be sufficient to constitute a quorum at a meeting.

A member not physically present in person or by proxy at a regular or special meeting of Members may by means of remote communication participate in a meeting of Members held at a designated place. A member so participating, shall be deemed to be present in person and the participation of a member by such means shall constitute valid attendance of the meeting for all purposes.

7.5. Notice of Meetings.

(a) Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Governors or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

(b) In accordance with Section 10-32-43.2 of the North Dakota Act. Any notice to members given by the Company is deemed given.

(1) If by facsimile communication, when directed to a telephone number at which the member has consented to receive notice;

(2) If by electronic mail, when directed to an electronic mail address at which the member has consented to receive notice;

(3) If by a posting on an electronic network on which the member has consented to receive notice, together with separate notice to the member of the specific posting, upon the later of:

(i) The posting; or

(ii) The giving of the separate notice; and

(4) If by any other form of electronic communication by which the member has consented to receive notice, when directed to the member.

7.6. Meeting of all Members. If Members holding a Majority Interest shall meet at any time and place, either within or outside of the State of North Dakota, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken as permitted under this agreement.

7.7. Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or Members entitled to receive payment of any distribution or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

7.8. Quorum. Members holding at least a Majority Interest, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a Majority of the Ownership Interest so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice however, if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Members with Ownership Interest whose absence would cause less than a quorum to be present.

7.9. Manner of Acting. If a quorum is present, the affirmative vote of Members holding a Majority of the Shares represented at the meeting shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the North Dakota Act, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

7.10. Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Governors of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

7.11. Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members holding the percentage of the Ownership Interest necessary in accordance with the terms of this Operating Agreement and the North Dakota Act to approve such action and delivered to the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when the Members required to approve such action have consented, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member consents. In the event that action is taken under this Section by less than all Members entitled to vote, all Members who did not participate in the action shall be given written notice within ten (10) days of such action, but the failure to give such notice shall not invalidate actions taken.

7.12. Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice and the attendance of a Member at a meeting shall constitute a waiver of the notice requirement, unless such attendance is solely for the purpose of protesting such meeting.

7.13. Voting Rights. Each Member shall be entitled to vote the Ownership Interest represented by such Member’s Member Shares with respect to any action required or permitted to be taken by the Members or any class of Members under this Agreement. Except as otherwise expressly provided in this Agreement, any action required or permitted to be taken by the Members or any class of Members must be approved by the affirmative vote of Members holding a Majority Interest.

7.14. Voting List. In accordance with Section 10-32-40.2 of the North Dakota Act, after fixing a record date for notice of and voting at a meeting, the Company shall prepare an alphabetical list of the name of its members who are entitled to notice and to vote, and the list shall contain the address and the voting power of each member.

The list of members must be available for inspection by a member with voting rights for the purpose of communication with other members concerning the meeting, beginning two (2) business days after the meeting notice is given and continuing through the meeting, at the principal executive office of the Company or at a reasonable place identified in the meeting notice in the city where the meeting will be held. The list also must be available at the meeting.

A member, a member’s agent, or the attorney of the member or member’s agent is entitled on written demand to inspect and to copy the list, at a reasonable time and at the member’s expense, during the period it is available for inspection and at any time during the meeting or an adjournment thereof.

ARTICLE 8.

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

8.1. Member’s Capital Contributions. Each Member shall contribute consideration in such amount and character as is set forth in the Certificate Register attached hereto as Exhibit “A” and such contribution shall be considered the Member’s Initial Capital Contribution.

8.2. Capital Accounts. Each Member shall have a Capital Account which shall be maintained in accordance with applicable Code § 704, as amended, including in particular Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and the terms of this Operating Agreement. No interest shall be payable on the Capital Accounts of the Members.

8.3. Additional Contributions. Except as set forth in Section 8.1, no Member shall be required to make any capital contributions to the Company. To the extent unanimously approved by the Governors, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Governors determine that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company’s business (including without limitation, expansion or diversification). In such event, the Members shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their interests and the Ownership Interests shall be adjusted in accordance with such participation.

8.4. Withdrawal or Reduction of Members’ Contributions to Capital.

(a) A Member shall not receive out of the Company’s property any part of such Member’s Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay such liabilities.

(b) A Member, irrespective of the nature of such Member’s Capital Contribution, has only the right to demand and receive cash in return of such Capital Contribution.

8.5 Debts of the Company. Except as otherwise provided in the North Dakota Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members or the Governors shall be obligated personally for any such debts, obligations or liabilities of the Company solely by reason of being a Member or a Governor. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the North Dakota Act or this Agreement shall not be grounds for imposing personal liability on any Member or Governor for the liabilities of the Company.

ARTICLE 9.

MEMBER CERTIFICATES AND ORGANIZATION MEETING

9.1. Authorized Shares. The Company shall have the authority to issue such number of Member Shares as shall be determined by the Governor(s) from time to time. All shares shall have preferences, limitations and relative rights identical with those of other shares of the same class.

9.2 Issuance of Additional Shares/Other Compensation Agreements. The Governor is hereby authorized to cause the Company from time to time to issue to Members or to other Persons (who, upon such issuance and the execution by such Persons of such documents as the Governor deems necessary or appropriate to evidence such Persons’ agreements to be admitted as Members and to be bound by the terms and conditions of the Articles of Organization and this Agreement, shall become a Member when approved by the Governor) additional Member Shares for such consideration and in one or more classes, or one or more series of any such classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-existing Member Shares, as shall be designated by amendment to this Operating Agreement approved by the Governors, and all as shall be determined by the Governor, in his sole and absolute discretion subject to the requirements of North Dakota law, including without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Members Shares, (ii) the right of each such class or series of Member Shares to share in Company distributions and (iii) the rights of each such class or series of Member Shares upon dissolution and liquidation of the Company.

9.3. Certificates. Member Shares shall be represented by Member Certificates and shall be in such form as shall be determined by the Governors. Such Member Certificates shall be signed by a Governor authorized to take such action. Each Member Certificate shall be consecutively numbered or otherwise identified and shall state on its face the name of the Company, the name of the Member to whom it is issued, and the number and class of shares and designation of the series, if any, the certificate represents. The name and address of the person to whom each Member Certificate is issued, with the Capital Contribution and the class of Member, shall be entered in the Certificate Register of the Company.

9.4. Certificate Register. Any and all changes in Members, their amount of Capital Contribution or their classification shall be reflected in the Certificate Register of the Company, attached hereto as Exhibit “A”.

9.5. Lost, Stolen or Destroyed Certificates. In the case of a lost, destroyed or stolen certificate, the Company shall issue a new certificate in place of any certificate previously issued if the registered owner of the certificate:

(a)	makes proof by affidavit, in form and substance satisfactory to the Governor, that a previously issued certificate has been lost, destroyed or stolen;

(b)	requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)	satisfies any other reasonable requirements imposed by the Governor.

9.6. Registered Owner. The Company shall be entitled to treat the record holder as the Member in fact and holder of the Member Shares, and shall not be bound to recognize any equitable or other claim to or interest with respect to Shares on the part of any other person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE 10.

ALLOCATIONS

10.1. Allocation of Profits. After giving effect to the special allocations set forth in Section 10.3 and 10.4 hereof, Profits for any fiscal year shall be allocated to the Members and Economic Interest Owners pro rata in accordance with their respective Ownership Interest.

10.2. Allocation of Losses. After giving effect to the special allocations set forth in Section 10.3 and 10.4 hereof, Losses for any fiscal year shall be allocated to the Members and Economic Interest Owners pro rata in accordance with their respective Ownership Interest.

10.3. Regulatory Allocations. The following special allocations (“Regulatory Allocations”) shall be made for the purpose of complying with Code § 704(b) and the Treasury Regulations thereunder in the following order:

(a)
Minimum Gain Chargeback. Notwithstanding any other provision of this Operating Agreement, if there is net decrease in Company Minimum Gain during any Company Fiscal Year, each Member and Economic Interest Owner shall be specially allocated items of Company income and gain for such year (and, if necessary subsequent years) equal to such person’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation § 1.704-2(g)(2); provided that a Member and Economic Interest Owner shall not be subject to this Section 10.3(a) to the extent that an exception is provided by Treasury Regulations §§ 1.704-2(f)(2), (3) and (4), and any Revenue Rulings issued pursuant to those Treasury Regulations. Any Company Minimum Gain allocated pursuant to this Section 10.3(a) shall consist of first, gains recognized from the disposition of Company assets subject to one or more Company Non-recourse Liabilities, and second, if necessary, a pro rata portion of the Company’s other items of income or gain for that year. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation § 1.704-2(f) and shall be interpreted consistently therewith.

(b)
Non-recourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Operating Agreement except Section 10.3(a), if there is a net decrease in Non-recourse Debt Minimum Gain attributable to a Non-recourse Debt during any Company Fiscal Year, each Member and Economic Interest Owner who has a share of the Member Non-recourse Debt Minimum Gain attributable to such Non-recourse Debt (determined in accordance with Treasury Regulation § 1.704-2(i)(5)) as of the beginning of the year shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) equal to such person’s share of the net decrease in non-recourse Debt minimum Gain attributable to such Non-recourse Debt. A person’s share of the net decrease in Non-recourse Debt Minimum Gain shall be determined in accordance with Treasury Regulation § 1.704-2(i)(4) and any Revenue Rulings issued thereunder. Any Non-recourse Debt Minimum Gain allocated pursuant to this Section 10.3(b) shall consist of first, gains recognized from the disposition of Company Assets subject to the Non-recourse Debt, and, second, if necessary, a pro rata portion of the Company’ other items of income or gain for that year. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)
Qualified Income Offset. In the event any Member or Economic Interest Owner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) items of Company income and gain shall be specially allocated to each such person in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such person created by such adjustments, allocations or distributions as quickly as possible; provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such person would have an Adjusted Capital Account Deficit after all other allocations provided for in this Operating Agreement have been tentatively made as if this Section 10.3(c) were not in the Operating Agreement.

(d)
Gross Income Allocation. In the event any Member or Economic Interest Owner has a deficit Capital Account at the end of any Company Fiscal Year that is in excess of the sum of (i) the amount such person is obligated to restore pursuant to the terms of this Operating Agreement or otherwise, and (ii) the amount such person is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation §§ 1.704-2(g)(1) and 1.704-2(i)(5), each such person shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 10.3(d) shall be made if and only to the extent that such person would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Operating Agreement have been tentatively made as if Section 10.3(c) and this Section 10.3(d) were not in the Operating Agreement.

(e)
Non-recourse Deductions. Non-recourse Deductions for any Fiscal Year or other period shall be allocated to the Members and Economic Interest Owners in proportion to their respective Economic Interest, subject to the provisions of subparagraph (f) below.

(f)
Special Allocations of Non-recourse Deductions. Any Non-recourse Deductions for any Fiscal year shall be specially allocated to the members and Economic Interest Owners who bear the economic risk of loss with respect to the Non-recourse Debt to which such Non-recourse Deductions are attributable in accordance with Treasury Regulation § 1.704-2(i).

(g)
Curative Allocations. The Regulatory Allocations set forth in this Section 10.3 are intended to comply with certain requirements of Treasury Regulation § 1.704-1(b). Notwithstanding any other provision of this Operating Agreement (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating profit, loss and other items of income, gains, loss, deduction among the Members and Economic Interest Owners so that, to the extent possible, the net amount of the allocation of profit, loss and other items and the Regulatory Allocations to the Members and Economic Interest Owners shall be equal to the net amount that would have been allocated to them if the Regulatory Allocations had not occurred. The Governors shall make allocations pursuant to this Section 10.3(g) for the purpose of minimizing any distortions of the sharing of economic returns that might otherwise result from the application of the Regulatory Allocations. For purposes of this Section 10.3(g), the Members intend that the sharing of economic returns from the Company be consistent with the manner in which distributions are made under Article 10 and Article 15 of this Operating Agreement.

10.4. Other Allocation Rights.

(a)
Code and Regulatory Compliance. The provisions of Article 10 are intended to comply with Code § 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. The Governors shall have reasonable discretion to apply the provisions of this Operating Agreement and take such other reasonable action as may be necessary to comply with Code § 704 and the Treasury Regulations thereunder including but not limited to amending this Operating Agreement to so comply.

(b)
Binding Effect. The Members are aware of the income tax consequences of the allocations and distributions made pursuant to Article 10 and 15 of this Operating Agreement and hereby agree to be bound by the provisions of Articles 10 and 15 of this Operating Agreement in reporting their shares of Company income and loss, items thereof and distributions for income tax purposes.

(c)
Transferred Interest. If any interest in the Company is sold, assigned or transferred during any accounting period, profit, loss, each item thereof and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code § 706(d), using any conventions permitted by law and selected by the Governors.

(d)
Code Section 704(c). In accordance with Code § 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, or after the assets of the Company have been revalued under Treasury Regulations §§ 1.704-1(b)(2)(iv)(f) and (g), shall, solely for tax purposes, be allocated among the Members and Economic Interest Owners so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) including, but not limited to, special allocations to a contributing Member or Economic Interest Owner that are required under Code § 704(c) to be made upon distribution of such property to any of the noncontributing Members or Economic Interest Owners. Any elections under the Code § 704(c) Treasury Regulations or other decisions relating to such allocations shall be made in the sole discretion of the Governors. Allocations pursuant to this Section 10.4(d) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s or Economic Interest Owner’s capital account or share of profit, loss, other items, or distributions pursuant to any provision of this Operating Agreement.

(e)
Excess Non-recourse Liabilities. For purposes of Treasury Regulation § 1.752-3(a)(3), the Members agree that Non-recourse Liabilities of the Company, in excess of the sums of (i) the amount of Company Minimum Gain, and (ii) the total amount of any built-in gain (as described in Treasury Regulation § 1.752-3(a)(2)) shall be allocated among the members and Economic Interest Owners in accordance with their respective Economic Interests.

10.5. Distributions of Net Cash From Operations. Except as otherwise provided in Section 15 hereof, Net Cash From Operations, if any, shall be distributed to the Members and Economic Interest Owners pro rata in accordance with their respective Ownership Interests. Such distributions shall be made at the time and in the amounts determined in the discretion of the Governors, but not less often than annually, within sixty (60) days of the end of the Company’s tax year. Other distributions shall take place at the time and manner as determined by the Governors.

10.6. Distribution of Net Cash From Sales or Refinancings. Except as otherwise provided in Section 15 hereof, Net Cash From Sales or Refinancings shall be distributed at such time as the Governors may determine to the Members and Economic Interest Owners pro rata in accordance with their respective Ownership Interests.

10.7. Limitation on Distributions. No distribution shall be made to Members if prohibited by the North Dakota Act. Any Member or Economic Interest Owner who receives a distribution in violation of this Section shall be liable for the return of such distribution to the Company.

10.8. Consequences of Distributions. Upon the determination to distribute funds in any manner expressly provided in this Article 10, made in good faith, the Governors or their agents responsible for such distribution shall incur no liability on account of such distribution, even though such distribution may have resulted in the Company retaining insufficient funds for the operation of its business, which insufficiency resulted in a loss to the Company or necessitated the borrowing of funds by the Company.

10.9. Allocation of Income, Loss, and Distributions in Respect of Shares Transferred or Sold by the Company. If one or more Shares are transferred during any fiscal year of the Company, the income, gain, loss, or deductions attributable to such Share or Shares for such fiscal year shall be divided and allocated between the transferor and the transferee, based on the time each such party was, according to the books and records of the Company, the owner of record of the Share or Shares transferred during the year in which the transfer occurs. Distributions of Company assets in respect of Shares shall be made only to persons who, according to the books and records of the Company, are the owners of such Shares on the date of such distribution. The Members, the Economic Interest Owners, the Governors and the Company shall incur no liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Members, Economic Interest Owners, Governors or the Company have knowledge or notice of any transfer of ownership of any Share or Shares. For purposes of the foregoing, in the case of a transfer of a Share and also in the case of a sale of a Share by the Company (except for the first time any person or persons is admitted to the Company as a Member), a Member or Economic Interest Owner who becomes a Member or Economic Interest Owner or who acquires a Share according to the books and records of the Company after the 15th day of a month will be treated as becoming a Member or Economic Interest Owner or acquiring such Share on the first day of the following month, and a Member or Economic Interest Owner who becomes a Member or Economic Interest Owner or who acquires a Share according to the books and records of the Company during the first 15 days of a month shall be treated as becoming a Member or Economic Interest Owner or acquiring such Shares on the first day of the month. In the case of a sale of Shares by the Company (except for the first time any person or persons is admitted to the Company as a Member or Economic Interest Owner), the Member or Economic Interest Owner shall have the right to allocate income, gain, loss, deductions, and distributions to the purchaser of such Share(s) as of the date such purchaser fully executes and delivers a subscription agreement.

10.10. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Members shall be treated as amounts distributed to the Members pursuant to this Article 10 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate any such amounts to the Members with respect to which such amount was withheld.

ARTICLE 11.

BOOKS, RECORDS AND TAX MATTERS

11.1. Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Governors in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all time be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

11.2. Accounting Period. The Company’s accounting period shall be the calendar year.

11.3. Bank Accounts. All funds of the Company shall be deposited in such bank or other financial institution account(s) as shall be determined by the Governors. Withdrawals from any such accounts shall be made only in connection with the business of the Company and shall be made upon such signature or signatures as the Governors may designate.

11.4. Records, Audits and Reports. At the expense of the Company, the Governors shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

(a) A current list of the full name and last-known business, residence, or mailing address of each Member, each Governor, and the President;

(b) A current list of the full name and last-known business, residence, or mailing address of each assignee of financial rights other than a secured party and a description of the rights assigned;

(b) A copy of the Articles of Organization and all amendments to the articles;

(d) Copies of any currently effective written bylaws;

(e) Copies of the limited liability company’s federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

(f) Financial statements required by Section 10-32-52 of the North Dakota Act;

(g) Records of all proceedings of members for the last three (3) years;

(h) Records of all proceedings of the board for the last three (3) years;

(i) Reports made to members generally within the last three (3) years;

(j) Member-control agreements described in Section 10-32-50 of the North Dakota Act;

(k) A statement of all contributions accepted under subsection 3 of Section 10-32-50 of the North Dakota Act, including for each contribution:

(1) The identity of the member to whom the contribution relates;

(2) The class or series to which the contribution pertains;

(3) The amount of cash accepted by the Company or promised to be paid to the limited liability company.

(4) A description of any services rendered to or for the benefit of the Company or promised to be rendered to or for the benefit of the limited liability company; and

(5) The value accorded under subsection 4 of Section 10-32-56 of the North Dakota Act to:

(i) Any other property transferred or promised to be transferred to the Company; and

(ii) Any services rendered to or for the benefit of the Company or promised to be rendered to or for the benefit of the Company;

(l) A statement of all contribution agreements made under Section 10-32-58 of the North Dakota Act, including for each contribution agreement:

(1) The identity of the would-be contributor;

(2) The class or series to which the future contribution pertains; and

(3) As to each future contribution to be made, the same information as subdivision k requires for contributions already accepted;

(m) A statement of all contribution allowance agreements made under Section 10-32-59 of the North Dakota Act, including for each contribution allowance agreement:

(1) The identity of the would-be contributor;

(2) The class or series to which the future contribution pertains; and

(3) As to each future contribution to be made, the same information as subdivision k requires for contributions already accepted;

(n) An explanation of any restatement of value made under Section 10-32-57 of the North Dakota Act;

(o) Any written consents obtained from members under this chapter; and

(p) A copy of agreements, contracts, or other arrangements or portions of them incorporated by reference under subsections 6 through 8 of Section 10-32-56 of the North Dakota Act.

11.5. Accounting Method. For income tax and financial accounting purposes, the Company will use the method of accounting determined by the Governor.

11.6. Reports. The Governors shall provide the Members such reports and information concerning the business and affairs of the Company as may be required by the North Dakota Act or other regulatory bodies which are applicable to the Company.

11.7. Tax Matters Partner. For purposes of Sections 6221 through 6231 of the Code, ___________________________ shall serve as the initial “Tax Matters Partner” for the Company, and the Tax Matters Partner shall have responsibility for all dealings with the Internal Revenue Service or other taxing authorities. The Governors or the Members may select a different Member or Governor to serve as “Tax Matters Partner” from time to time.

11.8. Tax Audit of Company. If any income tax return of the Company is subjected to an audit by the Internal Revenue Service or other taxing authority, the Tax Matters Partner may determine that it is necessary to contest proposed adjustments to items reported in the Company return. If such a determination is made, the contest of the proposed adjustments will be financed out of the cash flow of the Company.

11.9. Tax Audits of Members. If any income tax return of a Member is subject to an audit by the Internal Revenue Service or other taxing authority which involves an item reported by the Company, the Tax Matters Partner will cooperate with the Member under audit by making available to said Member, at the Member’s expense, appropriate and responsive books and records of the Company and by taking such other actions which the Member may request and which the Tax Matters Partner, in his discretion, deems appropriate.

11.10. Tax Elections. The Governors shall have the discretion and authority to make any and all elections for federal, state, and local tax purposes, including any election, if permitted by applicable law: (a) to adjust the basis of Company property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Company and Company distributions in the manner provided in Regulations Section 1.754-1 (b); (b) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, or local tax returns; and (c) to the extent provided in Code Sections 6221 through 6231, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members, in their capacities as Members, and to file any tax returns and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and Members.

ARTICLE 12.

TRANSFERABILITY

12.1. General. Except as otherwise specifically provided herein, neither a Member nor an Economic Interest Owner shall have the right to:

(a)	sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration, (collectively, “sell”), or

(b)	gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy) all or any part of its Membership Interest or Economic Interest.

12.2. Transfer. Subject to the foregoing and the rights of first refusal granted to the Company and the Members below, a Member may sell, assign, or otherwise transfer any or all of the Shares owned by him; provided, however, that such Member shall not sell, assign, or otherwise transfer any Share without complying with the following conditions:

(a)	the sale, assignment, or transfer must be made to a person who meets the suitability standards established by the Governors and the Governors’ must consent to such transfer;

(b)
such Member and his purchaser, assignee, or transferee execute, acknowledge, and deliver to the Company such instruments of transfer and assignment with respect to such transaction as are in form and substance satisfactory to the Governors;

(c)	such Member pays the Company a transfer fee which is sufficient to pay all reasonable expenses of the Company in connection with such transaction;

(d)	the purchaser, assignee or transferee executes and agrees to be bound by the terms of this Operating Agreement, as then amended; and

(e)	the Governors approve the transfer.

provided, further, that such purchaser, assignee, or transferee shall not become a Member and have the rights afforded to Members under the terms of this Operating Agreement unless the Governors consent to such person becoming a substituted Member, which consent may be given or withheld in the sole discretion of the Governors. Neither the Company nor the Members shall recognize or be bound by any sale, assignment, or transfer of any Share unless the Governors consent in writing to such sale, assignment, or transfer. The Governors will not consent to any sale, assignment, or transfer of any Share or to the admission of any Member as a substituted Member if, in their opinion, such consent and substitution would result in the Company being treated for federal income tax purposes as an association taxable as a corporation, would result in a termination of the Company within the meaning of the Code, or would constitute a violation of any applicable federal or state law, including laws pertaining to securities regulation.

Notwithstanding the foregoing, each Member agrees that, at least 60 days prior to any proposed sale, assignment, or transfer (by operation of law or otherwise) of its Share or Shares, such Member will give written notice thereof to the Company, including the name of the proposed purchaser, assignee, or transferee and all of the terms, conditions, and other material details of such proposed sale, assignment, or transfer. The Company shall have a right of first refusal, for its own account, for 30 days after receipt of such written notice in which to elect to consummate such sale, transfer, or assignment itself pursuant to the same terms, conditions, and material details set forth in such notice. If the Company does so purchase the Shares, it may resell such Shares at any time on whatever terms and conditions it deems appropriate to any person who meets the standards set out in Section 4.1 hereof, without regard to the rights of first refusal set forth herein. If the Company fails to consummate the transaction during such 30-day period, the Company shall give written notice of such failure within two days after the expiration of the above 30-day period to all Members. The Members shall then have 20 days from the date of such written notice in which to consummate such sale, transfer, or assignment pursuant to such terms, conditions, and material details in proportion to the pro rata Ownership Interest of the Members participating in such purchase. If any Member does so purchase such Shares, such Member may resell such Shares only in accordance with the provisions of this Article 12. If the Members fail to consummate the transaction during such 20-day period, the Governors shall then have ten days in which to purchase such Share(s) in accordance with the terms, conditions, and material details specified in the notice. If neither the Company, the Members, or the Governors consummate the transaction during such 60-day period, the selling Member shall then have 30 days in which to consummate such sale, transfer, or assignment pursuant to such terms, conditions, and material details contained in the notice to the purchaser named therein. If the Member shall not consummate the sale, transfer, or assignment during such 30-day period in accordance with the terms of his original notice to the Company, such Share or Shares shall again be subject to the rights of first refusal contained herein.

12.3. Substituted Members. If neither the Company, the Members, nor the Governors exercise their rights of first refusal and the Governors consent to the admission of the person in accordance with Articles 12 and 13, and such person:

(a)	elects to become a substituted Member by delivering a written notice of such election to the Company;

(b)
executes and acknowledges such other instruments as legal counsel for the Company may deem necessary or advisable to effect the admission of such person as a substituted Member, including without limitation the written acceptance and adoption by such person of the provisions of this Operating Agreement; and

(c)	pays a transfer fee to the Company which is sufficient to cover all reasonable expenses connected with the admission of such person as a substituted Member within the meaning of the Act;

then, the Company shall include the substituted Member as a Member in the records of the Company in accordance with Section 10-32-33 of the North Dakota Act and the terms of this Operating Agreement and in such event the transferring Member shall no longer be a Member with respect to the Shares so transferred.

12.4. Pre-emptive Rights. The terms of Section 10-32-37 of the North Dakota Act shall not apply, and the Members shall not have pre-emptive rights. Members shall not have the right to purchase Member Shares when the Company offers Member Shares to a third party, unless, the Governors, in their discretion, specifically offer such shares to other Members.

ARTICLE 13.

ADMISSION OF MEMBERS AND ADDITIONAL MEMBERS

From the date of the formation of the Company, any person or Entity acceptable to the Governors and who meet the suitability standards established by the Governors may become a Member of this Company either by the issuance by the Company of Member Shares for such consideration and on such terms as the Governors by their unanimous votes shall determine, or as a transferee of a Member’s Membership Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. Such Membership shall be established by the acceptance of a subscriber’s subscription agreement, the issuance of Member Certificate(s) and the listing of the Member on the Certificate Register. In the event that Member Shares are sold to persons that are not then Members (“Additional Members”) the Governors may, but shall not be required to, first make such Shares available to the Members in accordance with Section 12.2 hereof. Members shall be required to agree to the terms of this Operating Agreement and to evidence their agreement by executing a copy of this Operating Agreement as then amended. The Additional Members shall then be listed as Members on the revised Certificate Register (Exhibit “A” attached hereto) and the number of Member Shares to be issued and the Members’ percentage of ownership shall be noted. Thereafter, the Additional Members shall be issued Member Certificates in accordance with Section 9 hereof reflecting the number of Member Shares being transferred to him. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Governors may, at their option, at the time a Member is admitted, close the Company books (as though the Company’s tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company’s tax year in which a Member was admitted in accordance with the provisions of 706(d) of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE 14.

INDEMNIFICATION

14.1. Indemnification by Company. Any Person who was or is a Member, Governor, Officer, employee, or other agent (expressly authorized by the Governors) of the Company, or was or is serving at the request of the Company as a Governor, officer, employee, or other agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise (collectively, the “Indemnified Party”) shall, in accordance with this Article 14, be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts incurred (collectively, the “Indemnification Obligations”) in connection with any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Party may be involved, as a party or otherwise, by reason of such Indemnified Party’s service to, or on behalf of, or management of the affairs of, the Company or, at the request of the Company, with respect to another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or rendering of advice or consultation with respect thereto, whether or not the Indemnified Party continues to be serving in the above-described capacity at the time any such Indemnification Obligation is paid or incurred. Notwithstanding the foregoing, no indemnification shall be provided by the Company with respect to any Indemnification Obligation that resulted from action or inaction of such Indemnified Party that, in each case, constituted gross negligence, willful misconduct, a material breach of the Indemnified Party's fiduciary duty or duty of loyalty, if any, to the Company, or an act (a) that was not in good faith, (b) that involved a knowing violation of law, or (c) from which the Indemnified Party derived an improper personal benefit, in each case as ultimately determined by a court of competent jurisdiction, which determination is no longer appealable. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnification Obligation resulted from the gross negligence or willful misconduct of, breach by or failure to properly act of such Indemnified Party. Expenses (including reasonable legal and other professional fees and disbursements) incurred in any proceeding will be paid by the Company, as incurred, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company as authorized hereunder.

14.2. Indemnification Not Exclusive. The indemnification provided by Section 14.1 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party’s official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Company, or any Person granted authority thereby, and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

14.3. No Agency. No Member acting solely in the capacity of a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company. Accordingly, each Member shall indemnify, defend, and hold harmless each other Member and the Company from and against any and all loss, cost, expense, liability or damage arising from or out of any claim based upon any action by such Member in contravention of the first sentence of this Section 14.3. The foregoing indemnification by a Member shall not be deemed to be exclusive of any other rights to which the party indemnified thereby may be entitled under any agreement, or as a matter of law, or otherwise.

14.4. Indemnification Limited by Law. Notwithstanding any of the foregoing to the contrary, the provisions of this Article 14 shall not be construed so as to provide for any indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed as to effectuate the provisions of this Article 14 to the fullest extent permitted by law.

14.5. Amendment to Indemnification Provisions. Any amendment, modification or repeal of this Article 14 or any provision hereof with respect to exoneration from liability or indemnification shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnified Party under this Article 14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 15.

DISSOLUTION AND TERMINATION

15.1. Dissolution.

(a) The Company shall be dissolved upon the occurrence of any of the following events:

(i)	a judicial or administrative dissolution;

(ii)	by the vote of the Majority Interest in accordance with Section 10-32-11 of the North Dakota Act;

(iii)	upon the issuance of an order of dissolution by a court of competent jurisdiction;

(iv)	the occurrence of any other event that under the North Dakota Act would cause the dissolution of the Company or that would make it unlawful for the Company to continue; or

(v)	When the period, if any, fixed in the Articles of Organization for the duration of the Company expires;

(b) Notwithstanding the provisions of Section 10-32-30 of the North Dakota Act, the Company shall not dissolve upon an event of disassociation with respect to the last remaining Member, but instead the legal successor to such Member shall automatically become a Member of the Company with all rights appurtenant thereto.

(c) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member’s executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member’s rights for the purpose of settling his estate or administering his property.

(d) Except as expressly permitted in this Operating Agreement, a Member shall not voluntarily withdraw or take any other voluntary action which directly causes a withdrawal from the Company. Unless otherwise approved by Members owning a Majority Interest, a Member who withdraws (a “Withdrawing Member”) or whose Membership Interest is otherwise terminated, regardless of whether such withdrawal was the result of a voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such member remained a Member. Except as otherwise expressly provided herein, a withdrawing Member shall become an Economic Interest Owner. Damages for breach of this Section 14.1(e) shall be monetary damages only (and no specific performance), and such damages may be offset against distributions by the Company to which the withdrawing Member would otherwise be entitled.

(e) Notwithstanding anything to the contrary in this Operating Agreement, if a Member or Members with Ownership Interest of sixty-seven percent (67%) or greater vote to dissolve the Company at a meeting of the Company pursuant to Article 7, then all of the Members shall agree in writing to dissolve the Company as soon as possible (but in any event not more than ten (10) days) thereafter.

15.2. Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted by the North Dakota Act. Upon dissolution, the Governors shall file a Notice of Dissolution pursuant to Section 10-32-112 of the North Dakota Act.

15.3. Winding Up, Liquidation and Distribution of Assets.

(a) Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Governors shall immediately proceed to wind up the affairs of the Company.

(b) If the Company is dissolved and its affairs are to be wound up, the Governors shall:

(1)	Sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Governors may determine to distribute any assets to the Members in kind),

(2)	Allocate any profit or loss resulting from such sales to the Members’ and Economic Interest Owners’ in accordance with Sections 10.1 and 10.2 hereof, subject to Sections 10.3 and 10.4 hereof,

(3)
Discharge all liabilities of the Company, including liabilities to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than liabilities to Members and Economic Interest Owners for distributions, and establish such Reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company,

(4)	Distribute the remaining assets in the following order:

(i)
If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of this Operating Agreement to reflect such deemed sale.

(ii)
The positive balance (if any) of each Member’s and Economic Interest Owner’s Capital Account (as determined after taking into account all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs) shall be distributed to the Members or Economic Interest Owners, either in cash or in kind, as determined by the Governors, with any assets distributed in kind being valued for this purpose at their fair market value. Any such distributions to the Members or Economic Interest Owners in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treasury Regulation § 1.704-1(b)(2)(ii)(b)(2).

(c) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g), if any Member or Economic Interest Owner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such person shall have no obligation to make any Capital Contribution, and the negative balance of such person’s Capital Account shall not be considered a debt owed by such person to the Company or to any other person for any purpose whatsoever.

(d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(e) The Governors shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

15.4. Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, the Company shall be terminated in accordance with the North Dakota Act.

15.5. Return of Contribution Non-recourse to Other Members. Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution each Member and Economic Interest Owner shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members or Economic Interest Owners, such person shall have no recourse against any other Member or Economic Interest Owner.

15.6. Deficit Capital Account. Upon a liquidation of the Company within the meaning of Section 1.704-1 (b )(2)(ii)(g) of the Regulations, if any Member has a negative Capital Account (after giving effect to all contributions, Distributions, allocations and other adjustments for all fiscal years, including the fiscal year in which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, except as otherwise expressly required by the Act, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

15.7. Nonrecourse to Other Members. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member except for Distributions not made in accordance with the terms of this Agreement.

ARTICLE 16.

MISCELLANEOUS PROVISIONS

16.1. Application of North Dakota Law. This Operating Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of North Dakota, and specifically the North Dakota Act.

16.2. Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

16.3. Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

16.4. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

16.5. Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

16.6. Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

16.7. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

16.8. Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

16.9. Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

16.10. Certification of Non-Foreign Status. In order to comply with § 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member’s address, (ii) United States taxpayer identification number, and (iii) that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Governors to withhold ten percent (10%) of each such Member’s distributive share of the amount realized by the Company on the disposition.

16.11. Notices. Any and all notices, offers, demands or elections required or permitted to be made under this Operating Agreement (“Notices”) shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (i) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier) or (ii) on the third (3rd) business day (which term means a day when the United States Postal Service, or its legal successor (“Postal Service”) is making regular deliveries of mail on all of its regularly appointed week-day rounds in Atlanta, North Dakota following the day (as evidenced by proof of mailing) upon which such notice is deposited, postage pre-paid, certified mail, return receipt requested, with the Postal Service, and addressed to the other party at such party’s respective address as set forth below, or at such other address as the other party may hereafter designate by Notice.

16.12. Amendments. Any amendment to this Operating Agreement of Membership shall be made in writing and signed by Members holding Ownership Interest of sixty-seven percent (67%) or greater.

16.13. Invalidity. The invalidity or unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and the Operating Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the North Dakota Act, the North Dakota Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such conflicting provision were omitted.

16.14. Captions. Titles and captions are inserted for convenience only and in no way define, limit, extend or describe the scope or intent of this Operating Agreement or any of its provisions and in no way are to be construed to affect the meaning or construction of this Operating Agreement or any of its provisions.

16.15. Banking. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by a Governor. All funds of the Company shall be used solely for the business of the Company. All withdrawals from the Company bank accounts shall he made only upon check signed by a Governor or by such other persons as the Governors may designate from time to time.

16.16. Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Operating Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the City of Atlanta, State of North Dakota, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel’s fees, except that in the discretion of the arbitrator, any award may include the cost of a party’s counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

16.17. Determination of Matters Not Provided For In This Operating Agreement. The Governors shall decide any questions arising with respect to the Company and this Operating Agreement which are not specifically or expressly provided for in this Operating Agreement.

16.18. Compliance with the North Dakota Act. Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the Company under the North Dakota Act.

16.19. Additional Actions and Documents. Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably required in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

16.20. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

16.21. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

16.22. Public Statements. Except as required by law or applicable stock exchange regulation, no party hereto shall make any announcement, press release or other public statement relating in any manner to this Agreement, the terms hereof or the relationship of the parties hereto without first obtaining the consent of the parties to the disclosure proposed to be made. The other parties hereto shall not unreasonably withhold their consent to any request made by a party pursuant to this Section 16.26. The parties shall use their best efforts to consult and coordinate with each other before making any announcement, press release or other public statement as required by law or applicable stock, exchange regulation.

16.23. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, devises, executors, administrators, legal representatives, successors and assigns.

16.24. Limitation on Benefits of the Agreement. Subject to Article 14, it is explicit intention of the Members that no person or entity other than the Members and the Company is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the Company, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective successors and assigns as permitted hereunder), and the Company.

16.25. No Partnership Intended for Nontax Purposes. The Members have formed the Company under the North Dakota Act, and, notwithstanding the Company's status for federal income tax purposes as provided in Section 2.8, the Members expressly do not intend to form a partnership or other relationship in which a Member has or has had any interest in the business or affairs or assets of the other Members or their Affiliates under the laws of the State of North Dakota or any other laws. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

16.26. Waiver of Action for Partition. Each of the Members irrevocably waive during the term of the Company created hereunder any right that he, she or it may have to maintain any action for partition with respect to any property of the Company.

16.27. Invalidity. If any particular provision herein is construed to be in conflict with the North Dakota Act, the North Dakota Act shall control and such provisions shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

16.28. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of anyone right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

16.29. Specific Performance. The Members and the Company hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder may cause irreparable injury to the other parties to this Agreement for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each of the parties to this Agreement hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any Member’s obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section 16.29 is without prejudice to any other rights that the Members and the Company may have for any failure to perform this Agreement.

16.30. Confidential Information.

(a) Each of the Members acknowledges that they have or will receive and have access to Confidential Information regarding the Company and its business. Each Member recognizes that the improper use or release of any Confidential Information could cause the Company and its Affiliates to lose competitive advantage, market share, customers, employees, potential business, revenues, or otherwise have detrimental impact on the Company’s and its subsidiaries’ continuing operations.

(b) All Confidential Information received by any Member shall be kept confidential and treated as the private and confidential information of the Company and its Affiliates and shall not be disclosed to third parties except as may be necessary or required in the reasonable judgment of such Member and only then for purposes which shall be in the best interests of, and not harmful or detrimental in any manner to, the Company or its Affiliates and if the recipient thereof agrees to maintain the confidentiality of such Confidential Information.

16.31. Complete Agreement. This Agreement constitutes the complete and exclusive statements of the agreement among the Members and the Company. This Agreement supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty.

16.32. Time. TIME IS OF THE ESSENCE OF THIS OPERATING AGREEMENT, AND TO ANY PAYMENTS, ALLOCATIONS AND DISTRIBUTIONS SPECIFIED UNDER THIS OPERATING AGREEMENT.

IN WITNESS WHEREOF, this Operating Agreement has been executed by signing an applicable subscription agreement or by signing below, effective the _____ day of ____________, 2013.

MEMBERS:	GOVERNORS:

EXHIBIT “A”
_____________________________
CERTIFICATE REGISTER
	Initial Capital		Ownership
Member Name/Address	Contribution	Member Shares	Interest	Signature

This Certificate is accurate and effective as of _______________, 2013.

____________________________________ _______________, Governor

Exhibit D
TITLE 10 Corporations
CHAPTER 10-19.1 North Dakota Business Corporation Act

Go to the North Dakota Code Archive Directory

N.D. Cent. Code, § 10-19.1-87 (2013)

10-19.1-87. Rights of dissenting shareholders.

1. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

a. Unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of a dissenting shareholder in that it:

(1) Alters or abolishes a preferential right of the shares;

(2) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of shares;

(3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) Excludes or limits the right of a shareholder to vote on a matter, or to accumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; or

(5) Eliminates the right to obtain payment under this subdivision;

b. A sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under subsection 2 of section 10-19.1-104, but not including:

(1) A disposition in dissolution described in subsection 2 of section 10-19.1-109;

(2) A disposition pursuant to an order of a court; or

(3) A disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

c. A plan of merger to which the corporation is a constituent organization, except as provided in subsection 3 and except for a plan of merger adopted under section 10-19.1-100.1;

d. A plan of exchange, whether under this chapter or under its governing statute in the case of another organization, to which the corporation is a constituent organization as the corporation whose shares will be acquired by the acquiring organization, except as provided in subsection 3;

e. A plan of conversion adopted by a corporation; or

f. Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

2. A shareholder may not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter must be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and must be treated as a dissenting shareholder under the terms of this section and section 10-19.1-88, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

3. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to the shareholders of:

a. The surviving corporation in a merger with respect to shares of the shareholders that are not entitled to be voted on the merger and are not canceled or exchanged in the merger; or

b. The corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholders that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

4. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set for in subsection 6, do not have a right at law or in equity to have a corporate action described in subsection 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

5. If a date is fixed according to subsection 1 of section 10-19.1-73.2 for the determination of shareholders entitled to receive notice of and to vote on an action described under subsection 1, only shareholders as of the date fixed and beneficial owners as of the date fixed who hold through shareholders, as provided in subsection 2, may exercise dissenters' rights.

6. Notwithstanding subsection 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 10-19.1-100, is limited in accordance with the following provisions:

a. The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York stock exchange, the American stock exchange, nasdaq global market, or the nasdaq global select market.

b. The applicability of subdivision a is determined as of:

(1) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subsection 1; or

(2) The day before the effective date of corporate action described in subsection 1 if there is no meeting of shareholders.

c. Subdivision a is not applicable, and the right to obtain payment under this section is available pursuant to subsection 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subsection 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of the domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in subdivision a at the time the corporate action becomes effective.

TITLE 10 Corporations
CHAPTER 10-19.1 North Dakota Business Corporation Act

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N.D. Cent. Code, § 10-19.1-88 (2013)

10-19.1-88. Procedures for asserting dissenters' rights.

1. For purposes of this section, the terms defined in this subsection have the meanings given them.

a. "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in subsection 1 of section 10-19.1-87 or the successor by merger of that issuer.

b. "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of a corporate action referred to in subsection 1 of section 10-19.1-87.

c. "Interest" means interest commencing five days after the effective date of the corporate action referred to in subsection 1 of section 10-19.1-87, up to and including the date of payment, calculated at the rate provided in section 28-20-34 for interest on verdicts and judgments.

2. If a corporation calls a shareholder meeting at which any action described in subsection 1 of section 10-19.1-87 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 10-19.1-87 and this section.

3. If the proposed action must be approved by the shareholders, and the corporation calls a meeting of shareholders, then a shareholder who is entitled to dissent under section 10-19.1-87 and who wishes to exercise dissenter's rights shall file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and may not vote the shares in favor of the proposed action.

4. After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subsection 3, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 10-19.1-87, and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

a. The address to which a demand for payment and share certificates must be sent in order to obtain payment and the date by which they must be received;

b. A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

c. A copy of section 10-19.1-87 and this section.

5. In order to receive the fair value of shares, a dissenting shareholder must demand payment and deposit certificated shares within thirty days after the notice required by subsection 4 was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

6. After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit, to each dissenting shareholder who has complied with subsections 3, 4, and 5, the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

a. The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the effective date of the corporate action, together with the latest available interim financial statements;

b. An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate;

and

c. A copy of section 10-19.1-87 and this section.

7. The corporation may withhold the remittance described in subsection 6 from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subsections 3, 4, and 5, the corporation shall forward to the dissenter the materials described in subsection 6, a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept the amount in full satisfaction. The dissenter may decline the offer and demand payment under subsection 9. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subsections 10 and 11 apply.

8. If the corporation fails to remit within sixty days of the deposit of certificates, it shall return all deposited certificates. However, the corporation may again give notice under subsections 4 and 5 and require deposit at a later time.

9. If a dissenter believes that the amount remitted under subsections 6, 7, and 8 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares plus interest, within thirty days after the corporation mails the remittance under subsections 6, 7, and 8, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

10. If the corporation receives a demand under subsection 9, it shall, within sixty days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after a discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subsection 9 and who have not reached agreement with the corporation. The corporation, after filing the petition, shall serve all parties with a summons and copy of the petition under the North Dakota Rules of Civil Procedure. The residents of this state may be served by registered mail or by publication as provided by law. Except as otherwise provided, the North Dakota Rules of Civil Procedure apply to the proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or other shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subsections 6, 7, and 8, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subsections 6, 7, and 8 exceeds the fair value of the shares as determined by the court, plus interest.

11. The court shall determine the costs and expenses of a proceeding under subsection 10, including the reasonable expenses in compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subsection 9 is found to be arbitrary, vexatious, or not in good faith.

12. If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

13. The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.